                      SUPPLEMENT DATED SEPTEMBER 26, 1997
                        TO PROSPECTUS DATED MAY 1, 1997

                        SMALL CAP VALUE EQUITY PORTFOLIO
                             VALUE EQUITY PORTFOLIO
                               BALANCED PORTFOLIO
                         GLOBAL FIXED INCOME PORTFOLIO
                              HIGH YIELD PORTFOLIO

                               PORTFOLIOS OF THE
              MORGAN STANLEY INSTITUTIONAL FUND, INC. (THE "FUND")
                                 P.O. BOX 2798
                             BOSTON, MASSACHUSETTS
                                   02208-2798
                                 -------------

    The Prospectus is being amended and supplemented to: (i) reflect changes to the parent of the investment adviser, administrator and the distributor; (ii) reflect changes in the portfolio managers of the Small Cap Value Equity and Global Fixed Income Portfolios; (iii) to reflect a clarification of the market capitalizations of the issuers in which the Small Cap Value Equity Portfolio primarily intends to invest; (iv) detail the Portfolios' revised investment policies with respect to certain derivative instruments; (v) reflect a change in the definition of high yield securities with respect to the High Yield Portfolio; (vi) reflect changes to the High Yield Portfolio's investment policy with respect to investment in the securities of foreign issuers; and (vii) reflect changes to the High Yield Portfolio's investment policy with respect to liquid Restricted Securities. The Prospectus is amended and supplemented as follows:

                                 --------------

    On May 31, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. merged to form Morgan Stanley, Dean Witter, Discover & Co. Prior thereto, Morgan Stanley Group Inc. was the direct parent of Morgan Stanley Asset Management Inc. (the "Adviser") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"). The Adviser and Morgan Stanley are now subsidiaries of Morgan Stanley, Dean Witter, Discover & Co.

                                 --------------

    J. David Germany, Michael B. Kushma, Paul F. O'Brien, Robert M. Smith and Richard B. Worley now share primary responsibility for managing the assets of the Global Fixed Income Portfolio. Accordingly, the fourth full paragraph on page 26 is deleted and replaced with the following:

        GLOBAL FIXED INCOME PORTFOLIO -- J. DAVID GERMANY, MICHAEL B. KUSHMA, PAUL F. O'BRIEN, ROBERT M. SMITH AND RICHARD B. WORLEY. J. David Germany shares primary responsibility for managing the Portfolio's assets. He joined the Adviser in 1996 and has been a portfolio manager with the Adviser's affiliate, Miller Anderson & Sherrerd, LLP ("MAS") since 1991. He was Vice President & Senior Economist for Morgan Stanley from 1989 to 1991. He assumed responsibility for the Global Fixed Income and International Fixed Income Portfolios of the MAS-advised MAS Funds in 1993 and the MAS Fund's Multi-Asset-Class Portfolio in 1994. Mr. Germany was Senior Staff Economist (International Finance and Macroeconomics) to the Council of Economic Advisers -- Executive Office of the President from 1986 through 1987 and an Economist with the Board of

    Governors of the Federal Reserve System -- Division of International Finance from 1983 through 1987. He holds an A.B. degree (Valedictorian) from Princeton University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Michael B. Kushma, a Principal at Morgan Stanley, joined the firm in 1987. He shares primary responsibility for managing the Portfolio's assets. He was a member of Morgan Stanley's global fixed income strategy group in the fixed income division from 1987-1995 where he became the division's senior government bond strategist. He joined the Adviser in 1995 where he took responsibility for the global fixed income bond strategist. Mr. Kushma received an A.B. in economics from Princeton University in 1979, and M. Sc. in economics from Columbia University in 1983. Paul F. O'Brien shares primary responsibility for managing the Portfolio's assets. He joined the Adviser and MAS in 1996. He was head of European Economics from 1993 through 1995 for JP Morgan and as Principal Administrator from 1991 through 1992 for the Organization for Economic Cooperation and Development. He assumed responsibility for the MAS-advised MAS Funds' Global Fixed Income and International Fixed Income Portfolios in 1996. Mr. O'Brien holds a B.S. degree from the Massachusetts Institute of Technology and a Ph.D. in Economics from the University of Minnesota. Robert Smith, a Principal of Morgan Stanley, joined the Adviser in June 1994. Prior to joining the Adviser, he spent eight years as Senior Portfolio Manager -- Fixed Income at the State of Florida Pension Fund. Mr. Smith's responsibilities included active total rate-of-return management of long term portfolios and supervision of other fixed income managers. A graduate of Florida State University with a B.S. in Business, Mr. Smith also received an M.B.A. -- Finance from Florida State and holds a Chartered Financial Analyst (CFA) designation. Richard
    B. Worley, a Managing Director of Morgan Stanley, joined MAS in 1978. He assumed responsibility for the MAS Funds Fixed Income Portfolio in 1984, the MAS Funds Domestic Fixed Income Portfolio in 1987, the MAS Funds Fixed Income Portfolio II in 1990, the MAS Funds Balanced and Special Purpose Fixed Income Portfolios in 1992, the MAS Funds Global Fixed Income and International Fixed Income Portfolios in 1993 and the MAS Funds Multi-Asset-Class Portfolio in 1994. Mr. Worley received a B.A. in Economics from University of Tennessee and attended the Graduate School of Economics at University of Texas.

                                 --------------

    Gary D. Haubold no longer serves as portfolio manager for the Small Cap Value Equity Portfolio. William B. Gerlach and Gary G. Schlarbaum now share primary responsibility for managing the assets of the Small Cap Value Equity Portfolio. Accordingly, the second full paragraph on Page 26 of the Prospectus is deleted and replaced with the following paragraph:

        SMALL CAP VALUE EQUITY PORTFOLIO -- WILLIAM B. GERLACH AND GARY G. SCHLARBAUM. Mr. Gerlach joined the Adviser in July 1996 and has worked with the Adviser's affiliate, Miller Anderson & Sherrerd, LLP ("MAS") since 1991. Previously, he was with Alphametrics Corporation and Wharton Econometric Forecasting Associates. Mr. Gerlach received a B.A. in Economics from Haverford College. Gary G. Schlarbaum, a Managing Director of Morgan Stanley, joined MAS in 1987. He assumed responsibility for the MAS Funds Equity and Small Cap Value Portfolios in 1987, the MAS Funds Balanced Portfolio in 1992 and the MAS Funds Multi-Asset-Class and Mid Cap Value Portfolios in 1994. Mr. Schlarbaum also is a Director of MAS Fund Distribution, Inc. Previously, he was with First Chicago Investment Advisers and was a Professor at the Krannert Graduate School at Purdue University. Mr. Schlarbaum holds a B.A. in Economics from Coe College and a Ph.D. in Applied Economics from University of Pennsylvania. Mr. Gerlach and Mr. Schlarbaum have had primary responsibility for managing the Small Cap Value Equity Portfolio since June 1997.

                                 --------------

    The second, third and fourth sentences under "THE SMALL CAP VALUE EQUITY PORTFOLIO" on page 14, are hereby deleted and replaced with the following:

        The Fund invests primarily in corporations domiciled in the United States with equity market capitalizations in the range of the companies represented in the Russell 2500 Small Company Index, but may invest in similar sized foreign companies. Such range is currently $70 million to $1.3 billion, but the range fluctuates over time with the equity market. Under normal circumstances, the Fund will invest at least 65% of the value of its total assets in equity securities of issuers whose market capitalizations are within the range represented in the Index.

                                 --------------

    The section entitled "FUTURES CONTRACTS AND OPTIONS OF FUTURES CONTRACTS" on pages 21-22 is deleted.

    The section entitled "OPTIONS TRANSACTIONS" on page 23 is deleted.

    After the section entitled "WHEN-ISSUED AND DELAYED DELIVERY SECURITIES" on page 24, the following sections are inserted:

    DERIVATIVE INSTRUMENTS

        The Portfolios are permitted to invest in various derivative instruments for both hedging and non-hedging purposes. Derivatives instruments include options, futures and options on futures, structured investments and structured notes, caps, floors, collars and swaps. Additionally, the Portfolios may invest in other derivative instruments that are developed over time if their use would be consistent with the objectives of the Portfolios. Each Portfolio will limit its use of derivative instruments to 33 1/3% of its total assets measured by the aggregate notional amount of outstanding derivative instruments. The Portfolios' investments in forward foreign currency contracts and derivatives used for hedging purposes are not subject to the limit described above.

        The Portfolios may use derivative instruments under a number of different circumstances to further their investment objectives. The Portfolios may use derivatives when doing so provides more liquidity than the direct purchase of the securities underlying such derivatives. For example, a Portfolio may purchase derivatives to quickly gain exposure to a market in response to changes in the Portfolio's investment policy or upon the inflow of investable cash or when the derivative provides greater liquidity than the underlying securities market. A Portfolio may also use derivatives when it is restricted from directly owning the underlying securities due to foreign investment restrictions or other reasons or when doing so provides a price advantage over purchasing the underlying securities directly, either because of a pricing differential between the derivatives and securities markets or because of lower transaction costs associated with the derivatives transaction. Derivatives may also be used by a Portfolio for hedging purposes and in other circumstances when a Portfolio's portfolio managers believe it advantageous to do so consistent with the Portfolio's investment objective. The Portfolios will not, however, use derivatives in a manner that creates leverage, except to the extent that the use of leverage is expressly permitted by a particular Portfolio's investment policies, and then only in a manner consistent with such policies.

        Some of the derivative instruments in which the Portfolios may invest and the risks related thereto are described in more detail below.

    CAPS, FLOORS AND COLLARS

        The Portfolios may invest in caps, floors and collars, which are instruments analogous to options. In particular, a cap is the right to receive the excess of a reference rate over a given rate and is analogous to a put option. A floor is the right to receive the excess of a given rate over a reference rate and is analogous to a call option. Finally, a collar is an instrument that combines a cap and a floor. That is, the buyer of a collar buys a cap and writes a floor, and the writer of a collar writes a cap and buys a floor. The risks associated with caps, floors and collars are similar to those associated with options. In addition, caps, floors and collars are subject to risk of default by the counterparty because they are privately negotiated instruments.

    FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

        The Portfolios may purchase and sell futures contracts and options on futures contracts, including but not limited to securities index futures, foreign currency exchange futures, interest rate futures contracts and other financial futures. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security, instrument or basket thereof, at a specific future date and at a specified price. An option on a futures contract is a legal contract that gives the holder the right to buy or sell a specified amount of futures contracts at a fixed or determinable price upon the exercise of the option.

        The Portfolios may sell securities index futures contracts and/or options thereon in anticipation of or during a market decline to attempt to offset the decrease in market value of investments in its portfolio, or purchase securities index futures in order to gain market exposure. Subject to applicable laws, the Portfolios may engage in transactions in securities index futures contracts (and options thereon) which are traded on a recognized securities or futures exchange, or may purchase or sell such instruments in the over-the-counter market. There currently are limited securities index futures and options on such futures in many countries, particularly emerging countries. The nature of the strategies adopted by the Adviser, and the extent to which those strategies are used, may depend on the development of such markets.

        The Portfolios may engage in transactions involving foreign currency exchange futures contracts. Such contracts involve an obligation to purchase or sell a specific currency at a specified future date and at a specified price. The Portfolios may engage in such transactions to hedge their respective holdings and commitments against changes in the level of future currency rates or to adjust their exposure to a particular currency.

        The Portfolios may engage in transactions in interest rate futures transactions. Interest rate futures contracts involve an obligation to purchase or sell a specific debt security, instrument or basket thereof at a specified future date at a specified price. The value of the contract rises and falls inversely with changes in interest rates. The Portfolios may engage in such transactions to hedge their holdings of debt instruments against future changes in interest rates.

        Financial futures are futures contracts relating to financial instruments, such as U.S. Government securities, foreign currencies, and certificates of deposit. Such contracts involve an obligation to purchase or sell a specific security, instrument or basket thereof at a specified future date at a specified price. Like interest rate futures contracts, the value of financial futures contracts rises and falls inversely with changes in interest rates. The Portfolios may engage in financial futures contracts for hedging and non-hedging purposes.

        Under rules adopted by the Commodity Futures Trading Commission, each Portfolio may enter into futures contracts and options thereon for both hedging and non-hedging purposes, provided that not more than 5% of such Portfolio's total assets at the time of entering the transaction are required as margin and option premiums to secure obligations under such contracts relating to non-hedging activities.

        Gains and losses on futures contracts and options thereon depend on the Adviser's ability to predict correctly the direction of securities prices, interest rates and other economic factors. Other risks associated with the use of futures and options are (i) imperfect correlation between the change in market value of investments held by a Portfolio and the prices of futures and options relating to investments purchased or sold by the Portfolio, and (ii) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures position. The risk that a Portfolio will be unable to close out a futures position or options contract will be minimized by only entering into futures contracts or options transactions for which there appears to be a liquid exchange or secondary market. The risk of loss in trading on futures contracts in some strategies can be substantial, due both to the low margin deposits required and the extremely high degree of leverage involved in futures pricing.

    OPTIONS TRANSACTIONS

        The Portfolios may seek to increase their returns or may hedge their portfolio investments through options transactions with respect to securities, instruments, indices or baskets thereof in which such Portfolios may invest, as well as with respect to foreign currency. Purchasing a put option gives a Portfolio the right to sell a specified security, currency or basket of securities or currencies at the exercise price until the expiration of the option. Purchasing a call option gives a Portfolio the right to purchase a specified security, currency or basket of securities or currencies at the exercise price until the expiration of the option.

        Each Portfolio also may write (i.e., sell) put and call options on investments held in its portfolio, as well as with respect to foreign currency. A Portfolio that has written an option receives a premium, which increases the Portfolio's return on the underlying security or instrument in the event the option expires unexercised or is closed out at a profit. However, by writing a call option, a Portfolio will limit its opportunity to profit from an increase in the market value of the underlying security or instrument above the exercise price of the option for as long as the Portfolio's obligation as writer of the option continues. The Portfolios may only write options that are "covered." A covered call option means that so long as the Portfolio is obligated as the writer of the option, it will earmark or segregate sufficient liquid assets to cover its obligations under the option or own (i) the underlying security or instrument subject to the option, (ii) securities or instruments convertible or exchangeable without the payment of any consideration into the security or instrument subject to the option, or
    (iii) a call option on the same underlying security with a strike price no higher than the price at which the underlying instrument was sold pursuant to a short option position.

        By writing (or selling) a put option, a Portfolio incurs an obligation to buy the security or instrument underlying the option from the purchaser of the put at the option's exercise price at any time during the option period, at the purchaser's election. The Portfolios may also write options that may be exercised by the purchaser only on a specific date. A Portfolio that has written a put option will earmark or segregate sufficient liquid assets to cover its obligations under the option or will own a put option on the same underlying security with an equal or higher strike price.

        The Portfolios may engage in transactions in options which are traded on recognized exchanges or over-the-counter. There currently are limited options markets in many countries, particularly emerging countries such as Latin American countries, and the nature of the strategies adopted by the Adviser and the extent to which those strategies are used will depend on the development of such options markets. The primary risks associated with the use of options are (i) imperfect correlation between the change in market value of investments held, purchased or sold by a Portfolio and the prices of options relating to such investments, and (ii) possible lack of a liquid secondary market for an option.

    STRUCTURED NOTES

        Structured Notes are derivatives on which the amount of principal repayment and/or interest payments is based upon the movement of one or more factors. These factors include, but are not limited to, currency exchange rates, interest rates (such as the prime lending rate and LIBOR) and stock indices such as the S&P 500 Index. In some cases, the impact of the movements of these factors may increase or decrease through the use of multipliers or deflators. The Portfolios may use structured notes to tailor their investments to the specific risks and returns the Adviser wishes to accept while avoiding or reducing certain other risks.

    SWAPS -- SWAP CONTRACTS

        Swaps and Swap Contracts are derivatives in the form of a contract or other similar instrument in which two parties agree to exchange the returns generated by a security, instrument, basket or index thereof for the returns generated by another security, instrument, basket thereof or index. The payment streams are calculated by reference to a specific security, index or instrument and an agreed upon notional amount. The relevant indices include but are not limited to, currencies, fixed interest rates, prices and total return on interest rate indices, fixed income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, a Portfolio may agree to swap the return generated by a fixed income index for the return generated by a second fixed income index. The currency swaps in which the Portfolios may enter will generally involve an agreement to pay interest streams in one currency based on a specified index in exchange for receiving interest streams denominated in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

        A Portfolio will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with a Portfolio receiving or paying, as the case may be, only the net amount of the two returns. A Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued, but unpaid, net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid securities. A Portfolio will not enter into any swap agreement unless the counterparty meets the rating requirements set forth in guidelines established by the Fund's Board of Directors.

        Interest rate and total rate of return swaps do not involve the delivery of securities, other underlying assets, or principal. Accordingly, the risk of loss with respect to interest rate and total rate of return swaps is limited to the net amount of payments that a Portfolio is contractually obligated to make. If the other party to an interest rate or total rate of return swap defaults, a Portfolio's risk of loss consists of the net amount of payments that a Portfolio is contractually entitled to receive. In contrast, currency swaps may involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, a Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swaps market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swaps market has become relatively liquid. Swaps that include caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than "traditional" swaps.

        The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates, and currency exchange rates, the investment performance of the Portfolios would be less favorable than it would have been if this investment technique were not used.

                                 --------------

    The fifth bullet point under the heading "THE FUND" on page 10 of the Prospectus is deleted and replaced with the following:

    - The HIGH YIELD PORTFOLIO seeks to maximize total return by investing in a diversified portfolio of high yield fixed income securities that offer a yield above that generally available on debt securities in the four highest rating categories of the recognized rating services.

                                 --------------

    The third sentence in the third paragraph under "THE HIGH YIELD PORTFOLIO" on page 17, is hereby deleted.

                                 --------------

    Under the heading "NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES" on page 22, the second paragraph is deleted and replaced with the following:

        As a general matter, the Portfolio may not invest more than 15% of its net assets in illiquid securities, including securities for which there is no readily available secondary market. Nor, as a general matter, may the Portfolio invest more than 10% of its total assets in securities that are restricted from sale to the public without registration ("Restricted Securities") under the Securities Act of 1933, as amended (the "1933 Act"). However, the Portfolio may invest without limit in liquid Restricted Securities that can be offered and sold to qualified institutional buyers under Rule 144A under the 1933 Act ("Rule 144A Securities"). The Board of Directors has adopted guidelines and delegated to the Adviser, subject to the supervision of the Board of Directors, the daily function of determining and monitoring the liquidity of Rule 144A Securities. Rule 144A Securities may become illiquid if qualified institutional buyers are not interested in acquiring the securities.

                                 --------------

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

--------------------------------------------------------------------------------
                              P R O S P E C T U S
     ----------------------------------------------------------------------
                        SMALL CAP VALUE EQUITY PORTFOLIO
                             VALUE EQUITY PORTFOLIO
                               BALANCED PORTFOLIO
                         GLOBAL FIXED INCOME PORTFOLIO
                              HIGH YIELD PORTFOLIO
                               PORTFOLIOS OF THE
                    MORGAN STANLEY INSTITUTIONAL FUND, INC.
                P.O. BOX 2798, BOSTON, MASSACHUSETTS 02208-2798
                      FOR INFORMATION CALL 1-800-548-7786
                                ----------------
    Morgan Stanley Institutional Fund, Inc. (the "Fund") is a no-load, open-end management investment company, or mutual fund, which offers redeemable shares in a series of diversified and non-diversified investment portfolios ("portfolios"). The Fund is designed to provide clients with attractive alternatives for meeting their investment needs. The Fund currently consists of twenty-nine portfolios representing a broad range of investment choices. This prospectus (the "Prospectus") pertains to the Class A and the Class B shares of the Small Cap Value Equity, Value Equity, Balanced, Global Fixed Income and High Yield Portfolios (each, a "Portfolio," and collectively, the "Portfolios"). The Class A and Class B shares currently offered by the Portfolios have different minimum investment requirements and fund expenses. Shares of the portfolios are offered with no sales charge, exchange fee or redemption fee, (except that the International Small Cap Portfolio may impose a transaction fee).
    THE HIGH YIELD PORTFOLIO INVESTS PREDOMINANTLY IN LOWER RATED BONDS, COMMONLY REFERRED TO AS "JUNK BONDS." BONDS OF THIS TYPE ARE CONSIDERED TO BE SPECULATIVE WITH REGARD TO THE PAYMENT OF INTEREST AND RETURN OF PRINCIPAL. INVESTORS SHOULD CAREFULLY ASSESS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THIS PORTFOLIO. SEE "RISK FACTORS RELATING TO INVESTING IN HIGH YIELD SECURITIES."
    The Fund is designed to meet the investment needs of discerning investors who place a premium on quality and personal service. With Morgan Stanley Asset Management Inc. as Adviser and Administrator (the "Adviser" and the "Administrator"), and with Morgan Stanley & Co. Incorporated ("Morgan Stanley") as Distributor, the Fund makes available to institutional and high net worth individual investors a series of portfolios which benefit from the investment expertise and commitment to excellence associated with Morgan Stanley and its affiliates.
    This Prospectus is designed to set forth concisely the information about the Fund that a prospective investor should know before investing and it should be retained for future reference. The Fund offers additional portfolios which are described in other prospectuses and under "Prospectus Summary" below. The Fund currently offers the following portfolios: (i) GLOBAL AND INTERNATIONAL EQUITY -- Active Country Allocation, Asian Equity, Emerging Markets, European Equity, Global Equity, Gold, International Equity, International Magnum, International Small Cap, Japanese Equity and Latin American Portfolios; (ii) U.S. EQUITY -- Aggressive Equity, Emerging Growth, Equity Growth, Small Cap Value Equity, Technology, U.S. Real Estate and Value Equity Portfolios; (iii) EQUITY AND FIXED INCOME -- Balanced Portfolio; (iv) FIXED INCOME -- Emerging Markets Debt, Fixed Income, Global Fixed Income, High Yield and Municipal Bond Portfolios; and (v) MONEY MARKET -- Money Market and Municipal Money Market Portfolios. Additional information about the Fund is contained in a "Statement of Additional Information", dated May 1, 1997, which is incorporated herein by reference. The Statement of Additional Information and the prospectuses pertaining to the other portfolios of the Fund are available upon request and without charge by writing or calling the Fund at the address and telephone number set forth above.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 1997.

                                 FUND EXPENSES

    The following table illustrates the expenses and fees that a shareholder of each Portfolio will incur:

                                                                                            GLOBAL
                                                                                             FIXED      HIGH
                                             SMALL CAP VALUE   VALUE EQUITY    BALANCED     INCOME      YIELD
SHAREHOLDER TRANSACTION EXPENSES            EQUITY PORTFOLIO     PORTFOLIO     PORTFOLIO   PORTFOLIO  PORTFOLIO
------------------------------------------  -----------------  -------------  -----------  ---------  ---------
Maximum Sales Load Imposed on Purchases
  Class A.................................           None             None          None     None       None
  Class B.................................           None             None          None     None       None
Maximum Sales Load Imposed on Reinvested
 Dividends
  Class A.................................           None             None          None     None       None
  Class B.................................           None             None          None     None       None
Deferred Sales Load
  Class A.................................           None             None          None     None       None
  Class B.................................           None             None          None     None       None
Redemption Fees
  Class A.................................           None             None          None     None       None
  Class B.................................           None             None          None     None       None
Exchange Fees
  Class A.................................           None             None          None     None       None
  Class B.................................           None             None          None     None       None


                                                                                             GLOBAL
                                                                                             FIXED      HIGH
      ANNUAL FUND OPERATING EXPENSES         SMALL CAP VALUE    VALUE EQUITY    BALANCED     INCOME     YIELD
---------------------------------------      EQUITY PORTFOLIO     PORTFOLIO     PORTFOLIO   PORTFOLIO  PORTFOLIO
(AS A PERCENTAGE OF AVERAGE NET ASSETS)      -----------------  -------------  -----------  --------   ---------
Management Fee (Net of Fee Waivers)**
  Class A.................................          0.53%            0.42%         0.00%    0.18%     0.375%
  Class B.................................          0.53%            0.42%         0.00%    0.18%     0.375%
12b-1 Fees
  Class A.................................           None             None          None    None       None
  Class B.................................          0.25%            0.25%         0.25%    0.15%*     0.25%
Other Expenses
  Class A.................................          0.47%            0.28%         0.70%    0.32%      0.32%
  Class B.................................          0.47%            0.28%         0.70%    0.32%      0.32%
                                                   ------           ------    -----------  --------   --------
Total Operating Expenses (Net of Fee
 Waivers)**
  Class A.................................          1.00%            0.70%         0.70%    0.50%     0.695%
  Class B.................................          1.25%            0.95%         0.95%    0.65%     0.945%
                                                   ------           ------    -----------  --------   --------
                                                   ------           ------    -----------  --------   --------

--------------------------
 *The Distributor has agreed to waive 0.10% of the 0.25% distribution fee it is entitled to receive from this Portfolio.
**The Adviser has agreed to waive its management fee and/or reimburse each Portfolio, if necessary, if such fees would cause the total annual operating expenses of the Portfolios to exceed a specified percentage of their respective average daily net assets. As a result of these reductions, the Management Fees stated above are lower than the contractual fees stated under "Management of the Fund." The Adviser reserves the right to terminate any of its fee waivers and/or expense reimbursements at any time in its sole discretion. For further information on Fund expenses, see "Management of the Fund." Set forth below, for each Portfolio, are the management fees and total operating expenses absent such fee waivers and/or expense reimbursements as a percent of the average daily net assets of the Class A shares and Class B shares, respectively.

                                                                                    TOTAL OPERATING EXPENSES
                                                                                       ABSENT FEE WAIVERS
                                                                 MANAGEMENT FEE     ------------------------
PORTFOLIO                                                      ABSENT FEE WAIVERS    CLASS A      CLASS B
------------------------------------------------------------  --------------------  ----------  ------------
Small Cap Value Equity......................................            0.85%            1.32%        1.69%
Value Equity................................................            0.50%            0.78%        1.03%
Balanced....................................................            0.50%            1.32%        1.68%
Global Fixed Income.........................................            0.40%            0.72%        0.86%
High Yield..................................................           0.375%           0.695%       0.945%

    The purpose of the table above is to assist the investor in understanding the various expenses that an investor in the Portfolios will bear directly or indirectly. Expenses and fees are based on actual figures for the fiscal year ended December 31, 1996. Due to the continuous nature of Rule 12b-1 fees, long term Class B shareholders may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules.

    The following example illustrates the expenses that you would pay on a $1,000 investment assuming (1) a 5% annual rate of return and (2) redemption at the end of each time period. As noted above, the Portfolios charge no redemption fees of any kind. The following example is based on total operating expenses of the Portfolios after fee waivers.

                                                                       1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                                     -----------  -----------  -----------  -----------
Small Cap Value Equity Portfolio
  Class A..........................................................   $      10    $      32    $      55    $     122
  Class B..........................................................          13           40           69          151
Value Equity Portfolio
  Class A..........................................................           7           22           39           87
  Class B..........................................................          10           30           53          117
Balanced Portfolio
  Class A..........................................................           7           22           39           87
  Class B..........................................................          10           30           53          117
Global Fixed Income
  Class A..........................................................           5           16           28           63
  Class B..........................................................           7           21           36           81
High Yield Portfolio
  Class A..........................................................           8           24           42           93
  Class B..........................................................          10           32           55          122

    THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR PERFORMANCE. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                              FINANCIAL HIGHLIGHTS


    The following tables provide financial highlights for the Class A and Class B shares for each of the Portfolios for the periods presented. The audited financial highlights for the Portfolios' shares for each of the periods presented are part of the Fund's financial statements which appear in the Fund's December 31, 1996 Annual Report to Shareholders and which are incorporated by reference in the Fund's Statement of Additional Information. The Portfolios' financial highlights for each of the periods presented have been audited by Price Waterhouse LLP, whose unqualified report thereon is also incorporated by reference in the Statement of Additional Information. Additional performance information is included in the Annual Report. The Annual Report and the financial statements therein, along with the Statement of Additional Information, are available at no cost from the Fund at the address and telephone number noted on the cover page of this Prospectus. After October 31, 1992, the Fund changed its fiscal year end to December 31. The following information should be read in conjunction with the financial statements and notes thereto.

                        SMALL CAP VALUE EQUITY PORTFOLIO

                                                                          CLASS A                                      CLASS B
                                          ------------------------------------------------------------------------   ------------
                                                                                                      PERIOD FROM    PERIOD FROM
                                                                                                      DECEMBER 17,    JANUARY 2,
                                           YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED      1992* TO      1996*** TO
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   OCTOBER 31,    DECEMBER 31,
                                              1996           1995           1994           1993           1992           1996
                                          ------------   ------------   ------------   ------------   ------------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD....  $ 11.91        $ 10.80        $ 11.10        $ 10.14        $ 10.00        $ 11.95
                                          ------------   ------------   ------------   ------------   ------------   ------------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income (1).............     0.32           0.30           0.28           0.24           0.01           0.23
  Net Realized and Unrealized Gain
   (Loss) on Investments................     2.36           1.82          (0.01)          0.90           0.13           2.38
    Total from Investment Operations....     2.68           2.12           0.27           1.14           0.14           2.61
DISTRIBUTIONS
  Net Investment Income.................    (0.32)         (0.38)         (0.27)         (0.18)            --          (0.30)
  Net Realized Gain.....................    (3.38)         (0.63)         (0.30)            --             --          (3.38)
                                          ------------   ------------   ------------   ------------   ------------   ------------
    Total Distributions.................    (3.70)         (1.01)         (0.57)         (0.18)            --          (3.68)
                                          ------------   ------------   ------------   ------------   ------------   ------------
NET ASSET VALUE, END OF PERIOD..........  $ 10.89        $ 11.91        $ 10.80        $ 11.10        $ 10.14        $ 10.88
                                          ------------   ------------   ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------   ------------   ------------
TOTAL RETURN............................    22.99%         20.63%          2.53%         11.33%          1.40%         22.33%
                                          ------------   ------------   ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------   ------------   ------------
RATIOS AND SUPPLEMENTAL DATA:
  Net Assets, End of Period
   (Thousands)..........................  $23,970        $51,919        $40,033        $26,775        $ 5,974        $ 1,689
  Ratio of Expenses to Average Net
   Assets (1)...........................     1.00%          1.00%          1.00%          1.00%          1.00%**        1.24%**
  Ratio of Net Investment Income to
   Average Net Assets (1)...............     2.20%          2.60%          2.67%          2.56%          1.64%**        1.93%**
  Portfolio Turnover Rate...............       32%            36%            22%            29%             0%            32%
  Average Commission Rate#..............  $0.0402            N/A            N/A            N/A            N/A        $0.0402

------------------------------

(1) Effect of voluntary expense
    limitation during the period:
     Per share benefit to net in-
      vestment income............           $0.04          $0.02          $0.03          $0.06          $0.13          $0.05
   Ratios before expense
    limitation:
     Expenses to Average Net As-
      sets.......................            1.32%          1.21%          1.26%          1.68%         23.14%**        1.69%**
     Net Investment Income (Loss)
      to Average Net Assets......            1.89%          2.39%          2.41%          1.88%        (20.50)%**       1.50%**

  * Commencement of Operations.

 ** Annualized

*** The Portfolio began offering Class B Shares on January 2, 1996.

 # Beginning with fiscal year 1996, the Portfolio is required to disclose the average commission rate per share it paid for portfolio trades, on which commissions were charged, during the period.

                             VALUE EQUITY PORTFOLIO

                                                    CLASS A
                           ---------------------------------------------------------
                            YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                               1996           1995           1994           1993
                           ------------   ------------   ------------   ------------
NET ASSET VALUE,
 BEGINNING OF PERIOD.....  $ 13.94        $ 11.50        $ 12.63        $ 11.31
                           ------------   ------------   ------------   ------------
INCOME FROM INVESTMENT
 OPERATIONS
Net Investment Income
 (1).....................     0.41           0.38           0.40           0.37
Net Realized and
 Unrealized Gain (Loss)
 on Investments..........     2.27           3.30         (0.55)           1.31
                           ------------   ------------   ------------   ------------
    Total from Investment
     Operations..........     2.68           3.68         (0.15)           1.68
                           ------------   ------------   ------------   ------------
DISTRIBUTIONS
  Net Investment
   Income................   (0.41)         (0.47)         (0.40)         (0.36)
  Net Realized Gain......   (2.32)         (0.77)         (0.58)             --
                           ------------   ------------   ------------   ------------
    Total
     Distributions.......   (2.73)         (1.24)         (0.98)         (0.36)
                           ------------   ------------   ------------   ------------
NET ASSET VALUE, END OF
 PERIOD..................  $ 13.89        $ 13.94        $ 11.50        $ 12.63
                           ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------
TOTAL RETURN.............    19.73%         33.69%         (1.29)%        15.14%
                           ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------
RATIOS AND SUPPLEMENTAL
 DATA:
  Net Assets, End of
   Period (Thousands)....  $106,128       $147,365       $73,406        $54,598
  Ratio of Expenses to
   Average Net Assets
   (1)...................     0.70%          0.70%          0.70%          0.70%
  Ratio of Net Investment
   Income to Average Net
   Assets (1)............     2.62%          3.01%          3.37%          3.23%
  Portfolio Turnover
   Rate..................       42%            43%            33%            51%
  Average Commission
   Rate#.................  $0.0434            N/A            N/A            N/A

(1) Effect of voluntary
     expense limitation
     during the period:
      Per share benefit
       to net investment
       income............       $0.01       $0.01          $0.01          $0.03
    Ratios before expense
     limitation:
      Expenses to Average
       Net Assets........        0.78%       0.77%          0.80%          0.95%
      Net Investment
       Income to
       Average Net
       Assets............        2.55%       2.94%          3.27%          2.98%


                                                            CLASS B
                                                          ------------
                                                          PERIOD FROM
                            TWO MONTHS                     JANUARY 2,
                              ENDED        YEAR ENDED      1996*** TO
                           DECEMBER 31,   OCTOBER 31,     DECEMBER 31,
                               1992           1992            1996
                           ------------   ------------    ------------
NET ASSET VALUE,
 BEGINNING OF PERIOD.....  $ 10.71        $ 10.24          $ 14.06
                           ------------   ------------     ------------
INCOME FROM INVESTMENT
 OPERATIONS
Net Investment Income
 (1).....................     0.08           0.38             0.29
Net Realized and
 Unrealized Gain (Loss)
 on Investments..........     0.52           0.48             2.25
                           ------------   ------------     ------------
    Total from Investment
     Operations..........     0.60           0.86             2.54
                           ------------   ------------     ------------
DISTRIBUTIONS
  Net Investment
   Income................       --         (0.39)           (0.39)
  Net Realized Gain......       --             --           (2.32)
                           ------------   ------------     ------------
    Total
     Distributions.......       --         (0.39)           (2.71)
                           ------------   ------------     ------------
NET ASSET VALUE, END OF
 PERIOD..................  $ 11.31        $ 10.71          $ 13.89
                           ------------   ------------     ------------
                           ------------   ------------     ------------
TOTAL RETURN.............     5.60%          8.51%           18.57%
                           ------------   ------------     ------------
                           ------------   ------------     ------------
RATIOS AND SUPPLEMENTAL
 DATA:
  Net Assets, End of
   Period (Thousands)....  $27,541        $25,013          $ 2,555
  Ratio of Expenses to
   Average Net Assets
   (1)...................     0.70%**        0.70%            0.95%**
  Ratio of Net Investment
   Income to Average Net
   Assets (1)............     4.41%**        3.72%            2.33%**
  Portfolio Turnover
   Rate..................        9%            56%              42%
  Average Commission
   Rate#.................      N/A            N/A          $0.0434

(1) Effect of voluntary
     expense limitation
     during the period:
      Per share benefit
       to net investment
       income............    $0.01          $0.01            $0.01
    Ratios before expense
     limitation:
      Expenses to Average
       Net Assets........     1.20%**        0.84%            1.03%**
      Net Investment
       Income to
       Average Net
       Assets............     3.91%**        3.58%            2.26%**


 ** Annualized

*** The Portfolio began offering Class B Shares on January 2, 1996.

 # Beginning with fiscal year 1996, the Portfolio is required to disclose the average commission rate per share it paid for portfolio trades, on which commissions were paid, during the period.

                               BALANCED PORTFOLIO

                                                                                                         CLASS B
                                                            CLASS A                                    ------------
                         ----------------------------------------------------------------------------- PERIOD FROM
                                                                              TWO MONTHS                JANUARY 2,
                          YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED     ENDED      YEAR ENDED   1996*** TO
                         DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, OCTOBER 31,  DECEMBER 31,
                             1996         1995         1994         1993         1992         1992         1996
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
NET ASSET VALUE,
 BEGINNING OF PERIOD..... $    9.98   $    8.96    $   11.13    $   11.31    $   11.00    $   10.61    $   10.02
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
INCOME FROM INVESTMENT
 OPERATIONS
  Net Investment Income
   (1)...................      0.52        0.39         0.42         0.44         0.10         0.58         0.34
  Net Realized and
   Unrealized Gain (Loss)
   on Investments........      0.54        1.62        (0.64)        0.79         0.21         0.42         0.65
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
    Total from Investment
     Operations..........      1.06        2.01        (0.22)        1.23         0.31         1.00         0.99
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
DISTRIBUTIONS
  Net Investment
   Income................     (0.48)      (0.50)       (0.49)       (0.41)          --        (0.58)       (0.46)
  In Excess of Net
   Investment Income.....      0.00+         --           --        (0.08)          --           --        (2.37)
  Net Realized Gain......     (2.37)      (0.49)       (1.46)       (0.06)          --        (0.03)       (2.83)
  In Excess of Net
   Realized Gain.........        --          --           --        (0.86)          --           --    $    8.18
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
    Total
     Distributions.......     (2.85)      (0.99)       (1.95)       (1.41)          --        (0.61)       10.24%
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
NET ASSET VALUE, END OF
 PERIOD.................. $    8.19   $    9.98    $    8.96    $   11.13    $   11.31    $   11.00
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
TOTAL RETURN.............     10.93%      23.63%       (2.32)%      12.09%        2.82%        9.57%       10.24%
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
RATIOS AND SUPPLEMENTAL DATA:
  Net Assets, End of
   Period (Thousands).... $   5,992   $  22,642    $  18,492    $  29,684    $  39,984    $  40,332    $   2,197
  Ratio of Expenses to
   Average Net Assets
   (1)...................      0.70%       0.70%        0.70%        0.70%        0.70%**      0.70%        0.95%**
  Ratio of Net Investment
   Income to Average Net
   Assets (1)............      3.93%       4.10%        4.13%        3.88%        5.29%**      5.21%        3.73%**
  Portfolio Turnover
   Rate..................        22%         26%          44%         136%           4%          40%          22%
  Average Commission
   Rate#.................   $0.0397         N/A          N/A          N/A          N/A          N/A      $0.0397

------------------------------

 (1) Effect of voluntary
      expense limitation
      during the period:
       Per share benefit
        to net investment
        income...........     $0.08       $0.03        $0.03        $0.04        $0.01        $0.01        $0.07
     Ratios before
      expense limitation:
       Expenses to
        Average Net
        Assets...........      1.32%       1.02%        0.95%        1.02%        1.00**       0.79%        1.68%**
       Net Investment
        Income to Average
        Net Assets.......      3.31%       3.78%        3.88%        3.56%        4.99**       5.12%        3.00%**

 ** Annualized

*** The Portfolio began offering Class B Shares on January 2, 1996.

  + Amount is less than $0.01 per share.

 # Beginning with fiscal year 1996, the Portfolio is required to disclose the average commission rate per share it paid for portfolio trades, on which commissions were charged, during the period.

                         GLOBAL FIXED INCOME PORTFOLIO

                                                                                                         CLASS B
                                                                                                         -------
                                                                                                         PERIOD
                                                                                                          FROM
                                                             CLASS A                                     JANUARY
                           ---------------------------------------------------------------------------     2,
                                                                               TWO MONTHS                1996***
                           YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED     ENDED      YEAR ENDED     TO
                            DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     OCTOBER     DECEMBER
                              31,          31,          31,          31,          31,          31,         31,
                              1996         1995         1994         1993         1992         1992       1996
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
NET ASSET VALUE,
 BEGINNING OF PERIOD.....  $  11.22     $  10.29     $  11.68     $  11.26     $  11.41     $  10.61     $11.23
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
INCOME FROM INVESTMENT
 OPERATIONS
Net Investment Income
 (1).....................      0.61         0.76         0.70         0.69         0.14         0.53       0.48
Net Realized and
 Unrealized Gain (Loss)
 on Investments..........      0.08         1.15        (1.38)        0.90        (0.29)        0.55       0.18
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
    Total from Investment
     Operations..........      0.69         1.91        (0.68)        1.59        (0.15)        1.08       0.66
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
DISTRIBUTIONS
  Net Investment
   Income................     (0.61)       (0.98)       (0.40)       (0.79)          --        (0.27)     (0.60)
  In Excess of Net
   Investment Income.....        --           --           --        (0.22)          --           --         --
  Net Realized Gain......        --           --        (0.31)       (0.16)          --        (0.01)        --
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
    Total
     Distributions.......     (0.61)       (0.98)       (0.71)       (1.17)          --        (0.28)     (0.60)
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
NET ASSET VALUE, END OF
 PERIOD..................  $  11.30     $  11.22     $  10.29     $  11.68     $  11.26     $  11.41     $11.29
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
TOTAL RETURN.............      6.44%       19.32%       (6.08)%      15.34%       (1.31)%      10.29%      6.12%
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
                           ----------   ----------   ----------   ----------   ----------   ----------   -------
RATIOS AND SUPPLEMENTAL
 DATA:
  Net Assets, End of
   Period (Thousands)....  $112,888     $102,852     $130,675     $172,468     $ 92,897     $ 94,847     $1,559
  Ratio of Expenses to
   Average Net Assets
   (1)...................      0.50%        0.50%        0.50%        0.50%        0.50%**      0.50%      0.65%**
  Ratio of Net Investment
   Income to Average Net
   Assets (1)............      5.50%        6.79%        6.34%        5.99%        6.99%**      6.92%      5.28%**
  Portfolio Turnover
   Rate..................       258%         207%         171%         108%           9%         144%       258%

----------------------------------

(1) Effect of voluntary
    expense limitation
    during the period:
     Per share benefit to
      net investment
      income................  $0.02        $0.02        $0.02        $0.02        $0.01        $0.03      $0.02
   Ratios before expense
    limitation:
     Expenses to Average Net
      Assets................   0.72%        0.71%        0.66%        0.70%        0.90%**      0.86%      0.86%**
     Net Investment Income
      to Average Net
      Assets................   5.29%        6.58%        6.18%        5.79%        6.59%**      6.56%      5.08%**

 ** Annualized

*** The Portfolio began offering Class B Shares on January 2, 1996.

                              HIGH YIELD PORTFOLIO

                                                                     CLASS A                                          CLASS B
                                ---------------------------------------------------------------------------------   -----------
                                                                                                      PERIOD FROM   PERIOD FROM
                                                                                        TWO MONTHS     SEPTEMBER    JANUARY 2,
                                YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED       ENDED       28, 1992*    1996*** TO
                                 DECEMBER      DECEMBER      DECEMBER      DECEMBER      DECEMBER         TO         DECEMBER
                                    31,           31,           31,           31,           31,       OCTOBER 31,       31,
                                   1996          1995          1994          1993          1992          1992          1996
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSET VALUE, BEGINNING OF
 PERIOD.......................  $  10.46      $   9.55      $  11.16      $   9.95      $   9.77      $  10.00      $  10.49
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
INCOME FROM INVESTMENT
 OPERATIONS
Net Investment Income (1).....      1.03          1.14          0.97          0.90          0.14          0.08          0.98
  Net Realized and Unrealized
   Gain (Loss) on
   Investments................      0.47          0.97        (1.40)          1.21          0.19        (0.31)          0.45
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Total from Investment
     Operations...............      1.50          2.11        (0.43)          2.11          0.33        (0.23)          1.43
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
DISTRIBUTIONS
  Net Investment Income.......    (1.05)        (1.20)        (0.97)        (0.90)        (0.15)            --        (1.02)
  In Excess of Net Investment
   Income.....................    (0.00)+           --            --            --            --            --            --
  Net Realized Gain...........        --            --        (0.21)            --            --            --            --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Total Distributions.......    (1.05)        (1.20)        (1.18)        (0.90)        (0.15)            --        (1.02)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET ASSET VALUE, END OF
 PERIOD.......................  $  10.91      $  10.46      $   9.55      $  11.16      $   9.95      $   9.77      $  10.90
TOTAL RETURN..................     15.01%        23.35%        (4.18)%       22.11%         3.41%        (2.30)%       14.37%
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
RATIOS AND SUPPLEMENTAL DATA:
  Net Assets, End of Period
   (Thousands)................  $ 95,663      $ 62,245      $ 97,223      $ 74,500      $ 20,194      $ 16,950      $  5,665
  Ratio of Expenses to Average
   Net Assets (1).............      0.75%         0.75%         0.75%         0.75%         0.75%**       0.75%**       1.00%**
  Ratio of Net Investment
   Income to Average Net
   Assets (1).................      9.78%        11.09%         9.42%         8.70%         8.96%**       9.89%**       9.49%**
  Portfolio Turnover Rate.....       117%           90%           74%          104%           24%            9%          117%

----------------------------------

(1) Effect of voluntary expense
    limitation during the period:
     Per share benefit to net
      investment income..........  $   0.01      $   0.01      $  0.001      $   0.02      $   0.01      $   0.01      $   0.01
   Ratios before expense
    limitation:
     Expenses to Average Net
      Assets.....................      0.82%         0.83%         0.76%         0.96%         1.62%**       1.23%**       1.05%**
     Net Investment Income to
      Average Net Assets.........      9.71%        11.01%         9.41%         8.49%         8.09%**       9.41%**       9.44%**

  * Commencement of Operations.

 ** Annualized

*** The Portfolio began offering Class B Shares on January 2, 1996.

  + Amount is less than $0.01 per share.

                               PROSPECTUS SUMMARY

THE FUND

    The Fund consists of twenty-nine portfolios, offering institutional investors and high net worth individual investors a broad range of investment choices coupled with the advantages of a no-load mutual fund with Morgan Stanley and its affiliates providing customized services as Adviser, Administrator and Distributor. Each portfolio offers Class A shares and, except for the International Small Cap, Money Market and Municipal Money Market Portfolios, also offers Class B shares. Each portfolio has its own investment objective and policies designed to meet its specific goals. The investment objective of each Portfolio described in this Prospectus is as follows:

    - The SMALL CAP VALUE EQUITY PORTFOLIO seeks high long-term total return by investing in undervalued equity securities of small- to medium-sized companies.

    - The VALUE EQUITY PORTFOLIO seeks high total return by investing in equity securities which the Adviser believes to be undervalued relative to the stock market in general at the time of purchase.

    - The BALANCED PORTFOLIO seeks high total return while preserving capital by investing in a combination of undervalued equity securities and fixed income securities.

    - The GLOBAL FIXED INCOME PORTFOLIO seeks to produce an attractive real rate of return while preserving capital by investing in fixed income securities of issuers throughout the world, including U.S. issuers.

    - The HIGH YIELD PORTFOLIO seeks to maximize total return by investing in a diversified portfolio of high yield fixed income securities that offer a yield above that generally available on debt securities in the three highest rating categories of the recognized rating services.

    The other portfolios of the Fund are described in other Prospectuses which may be obtained from the Fund at the address and phone number noted on the cover page of this Prospectus. The investment objectives of these other portfolios are listed below:

    GLOBAL AND INTERNATIONAL EQUITY:

    - The ACTIVE COUNTRY ALLOCATION PORTFOLIO seeks long-term capital appreciation by investing in accordance with country weightings determined by the Adviser in equity securities of non-U.S. issuers which, in the aggregate, replicate broad country indices.

    - The ASIAN EQUITY PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of Asian issuers.

    - The CHINA GROWTH PORTFOLIO seeks to provide long-term capital appreciation by investing primarily in equity securities of issuers in The People's Republic of China, Hong Kong and Taiwan.

    - The EMERGING MARKETS PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of emerging country issuers.

    - The EUROPEAN EQUITY PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of European issuers.

    - The GLOBAL EQUITY PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers.

    - The GOLD PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of foreign and domestic issuers engaged in gold-related activities.

    - The INTERNATIONAL EQUITY PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of non-U.S. issuers.

    - The INTERNATIONAL MAGNUM PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of non-U.S. issuers domiciled in EAFE countries.

    - The INTERNATIONAL SMALL CAP PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of non-U.S. issuers with equity market capitalizations of less than $1 billion.

    - The JAPANESE EQUITY PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of Japanese issuers.

    - The LATIN AMERICAN PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of Latin American issuers and, from time to time, debt securities issued or guaranteed by Latin American governments or governmental entities.


    U.S. EQUITY:


    - The AGGRESSIVE EQUITY PORTFOLIO seeks capital appreciation by investing primarily in corporate equity and equity-linked securities.

    - The EMERGING GROWTH PORTFOLIO seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of small- to medium-sized corporations.

    - The EQUITY GROWTH PORTFOLIO seeks long-term capital appreciation by investing in growth-oriented equity securities of medium and large capitalization companies.

    - The MICROCAP PORTFOLIO seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of small corporations.

    - The TECHNOLOGY PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of companies that, in the opinion of the portfolio's investment adviser, are expected to benefit from their involvement in technology and technology-related industries.

    - The U.S. REAL ESTATE PORTFOLIO seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

    FIXED INCOME:

    - The EMERGING MARKETS DEBT PORTFOLIO seeks high total return by investing primarily in debt securities of government, government-related and corporate issuers located in emerging countries.

    - The FIXED INCOME PORTFOLIO seeks to produce a high total return consistent with the preservation of capital by investing in a diversified portfolio of fixed income securities.

    - The MORTGAGE-BACKED SECURITIES PORTFOLIO seeks to produce as high a level of current income as is consistent with the preservation of capital by investing primarily in a variety of investment-grade mortgage-backed securities.

    - The MUNICIPAL BOND PORTFOLIO seeks to produce a high level of current income consistent with preservation of principal by investing primarily in municipal obligations, the interest on which is exempt from federal income tax.

    MONEY MARKET:

    - The MONEY MARKET PORTFOLIO seeks to maximize current income and preserve capital while maintaining high levels of liquidity through investing in high quality money market instruments with remaining maturities of one year or less.

    - The MUNICIPAL MONEY MARKET PORTFOLIO seeks to maximize current tax-exempt income and preserve capital while maintaining high levels of liquidity through investing in high quality money market instruments with remaining maturities of one year or less which are exempt from federal income tax.

    THE CHINA GROWTH, MICROCAP AND MORTGAGE-BACKED SECURITIES PORTFOLIOS ARE CURRENTLY NOT BEING OFFERED.

INVESTMENT MANAGEMENT


    Morgan Stanley Asset Management Inc., a wholly owned subsidiary of Morgan Stanley Group Inc., which, together with its affiliated asset management companies, at February 28, 1997 had approximately $176.9 billion in assets under management as an investment manager or as a fiduciary adviser, acts as investment adviser to the Fund and each of its Portfolios. See "Management of the Fund -- Investment Adviser" and "Management of the Fund -- Administrator."


HOW TO INVEST

    Class A shares of each Portfolio are offered directly to investors at net asset value with no sales commission or 12b-1 charges. Class B shares of each Portfolio are offered at net asset value with no sales commission, but with a 12b-1 fee, which is accrued daily and paid quarterly, equal to 0.25% of the Class B shares' average daily net assets on an annualized basis. The Distributor has agreed to waive 0.10% of the 0.25% 12b-1 fee with respect to the Global Fixed Income Portfolio. Share purchases may be made by sending investments directly to the Fund or through the Distributor. The minimum initial investment, generally, is $500,000 for Class A shares of each Portfolio and $100,000 for Class B shares of each Portfolio. The minimum initial investment amount is reduced for certain categories of investors. For additional information on how to purchase shares and minimum initial investments, see "Purchase of Shares."

HOW TO REDEEM

    Class A shares or Class B shares of each Portfolio may be redeemed at any time, without cost, at the net asset value per share of shares of the applicable class next determined after receipt of the redemption request. The redemption price may be more or less than the purchase price. Certain redemptions that cause the value of an account to remain for a continuous 60-day period below the minimum investment amount for Class A shares or for Class B shares may result in involuntary redemption or automatic conversion. For additional information on how to redeem shares and involuntary redemption or conversion, see "Purchase of Shares -- Minimum Account Sizes and Involuntary Redemption of Shares" and "Redemption of Shares."

RISK FACTORS

    The investment policies of each of the Portfolios entail certain risks and considerations of which an investor should be aware. Each Portfolio may invest in securities of foreign issuers and foreign currency forward contracts to hedge currency risk associated with investments in non-U.S. dollar-denominated securities, which are subject to certain risks not typically associated with U.S. securities. The High Yield Portfolio may invest in non-publicly traded securities, private placements and restricted securities and in lower rated and unrated securities which are subject to additional risk factors. In particular:
(1) adverse economic and corporate changes and changes in interest rates may have a greater impact on issuers of lower rated securities and may lead to greater price volatility, and (2) such securities may be more difficult to value accurately or sell in the secondary market. Because the Small Cap Value Equity Portfolio seeks high long-term total return by investing primarily in small- to medium-sized corporations which are more vulnerable to financial risks and other risks than larger corporations, investments may involve a higher degree of risk and price volatility than investments in the general equity markets. In addition, each Portfolio may invest in repurchase agreements, lend its portfolio securities and purchase securities on a when-issued or delayed delivery basis and invest in money market instruments. The Portfolios may invest in certain derivatives, including futures and options on futures and, except in the case of the High Yield Portfolio, options. These investments entail certain costs and risks, including imperfect correlation between the value of securities held by a Portfolio and the value of the particular derivative instrument, and the risk that a Portfolio could not close out a derivatives position when it would be most advantageous to do so. Each Portfolio, except the Global Fixed Income and High Yield Portfolios, may also invest indirectly in securities through Depositary Receipts. Each Portfolio may invest in short-term or medium-term debt securities or hold cash or cash equivalents for temporary defensive purposes. Each of these investment strategies involves specific risks which are described under "Investment Objectives and Policies" and "Additional Investment Information" herein and under "Investment Objectives and Policies" in the Statement of Additional Information.

                       INVESTMENT OBJECTIVES AND POLICIES

    The investment objective of each Portfolio is described below, together with the policies the Portfolios employ in their efforts to achieve these objectives. Each Portfolio's investment objective is a fundamental policy which may not be changed without the approval of a majority of the Portfolio's outstanding voting securities. There is no assurance that the Portfolios will attain their objectives. In addition to the investments and strategies described below, the Porfolios may invest in certain securities and obligations as set forth in "Additional Investment Information" below and as described under "Investment Objectives and Policies" in the Statement of Additional Information. The investment policies described below are not fundamental policies and may be changed without shareholder approval.

THE SMALL CAP VALUE EQUITY PORTFOLIO

    The investment objective of the Small Cap Value Equity Portfolio is to provide high long-term total return by investing in equity securities of small- to medium-sized corporations that the Adviser believes to be undervalued relative to the stock market in general at the time of purchase. The Portfolio invests primarily in corporations domiciled in the U.S. with market capitalizations that range generally from $70 million up to $1 billion, but may from time to time invest in similar size foreign corporations. Under normal circumstances, the Portfolio will invest at least 65% of the value of its total assets in equity securities of corporations whose equity market capitalization is up to $1 billion. The Portfolio may invest up to 35% of the value of its total assets in equity securities of corporations which are generally smaller than the 500 largest corporations in the United States. With respect to the Portfolio, equity securities include common and preferred stocks, convertible securities, rights and warrants to purchase common stocks, and similar equity interests, such as trusts or partnership interests. These investments may or may not carry voting rights. The portfolio may, on occasion, invest in equity securities of foreign issuers that trade on a U.S. exchange or over-the-counter in the form of Depositary Receipts or common stocks.

    The Adviser invests with the philosophy that a diversified portfolio of undervalued, small- to medium-sized companies will provide high total return in the long run.

    Companies considered attractive will have the following characteristics:

        1. The market prices of the stocks will be undervalued relative to the normal earning power of the companies;

        2. Stock prices will be low relative to the intrinsic value of the companies' assets;

        3. Stocks will most often have yields distinctly above the average of companies with similar capitalizations; and

        4. Stocks will be of high quality, in the Adviser's judgment, as evaluated by the companies' balance sheets, income statements, franchises and product competitiveness.

    The thrust of this approach is to seek investments in stocks for which investor enthusiasm is currently low, as reflected in their valuation, but which have the financial and fundamental features, which, according to the Adviser's assessment, will allow the stocks to achieve a higher valuation. Value is achieved and exposure is reduced for the Portfolio when the investment community's perceptions improve and the stocks approach what the Adviser believes is fair valuation.

THE VALUE EQUITY PORTFOLIO

    The investment objective of the Value Equity Portfolio is to achieve high total return (i.e., long-term growth of capital and high current income) by investing in equity securities that the Adviser believes to be undervalued relative to the stock market in general at the time of purchase. It seeks superior market cycle total returns, with an emphasis on strong relative performance in falling markets. The Portfolio invests primarily in equity securities of large capitalization companies mainly domiciled in the United States. With respect to the Portfolio, equity securities include common and preferred stocks, convertible securities, and rights and warrants to purchase common stocks. Under normal circumstances, the Portfolio will invest at least 65% of the value of its total assets in equity securities.

    The Adviser invests with the philosophy that a diversified portfolio of undervalued equity securities will outperform the market over the long term, as well as preserve principal in difficult market environments. Companies considered attractive will have the following characteristics: 1) stocks most often will have distinctly above average dividend yields, 2) the market prices of the stocks will be undervalued relative to the normal earning power of the company, 3) many stocks will sell at close to or below the replacement value of their assets and 4) most stocks' market prices will have underperformed the general market due to a lower level of investor expectations regarding the company outlook. The thrust of this approach is to seek investments where current investor enthusiasm is low, as reflected in their valuations. Exposure is reduced when the investment community's perceptions improve and the company approaches fair valuation.

    The Adviser takes a long-term investment approach by placing a strong emphasis on its ability to determine attractive values and does not try to determine short-term changes in the general market level. The Portfolio will maintain diversity among industries by not investing more than 25% of its total assets in equity securities of issuers in any one industry. The Portfolio may invest up to 25% of its total assets in the equity securities of foreign issuers, including Depositary Receipts.

THE BALANCED PORTFOLIO

    The investment objective of the Balanced Portfolio is to achieve high total return while preserving capital by investing in a combination of undervalued equity securities and fixed income securities. The Portfolio seeks strong total returns in all market conditions, with a special emphasis on minimizing interim declines during falling equity markets. It primarily invests in large capitalization equity securities, intermediate-maturity bonds and cash equivalents.

    The Adviser uses a valuation-driven balanced portfolio philosophy which combines separate equity, fixed income and asset allocation strategies. The equity investment approach is the same as that used for the Value Equity Portfolio. This produces a portfolio of stocks with low price-to-earnings and price-to-book ratios and high dividend yields. The fixed income strategy values bonds using historical yield differentials. Short and intermediate government, corporate and mortgage bonds are used exclusively to implement the Portfolio's fixed income strategy. The asset allocation strategy shifts the stock/bond/cash equivalent mix relative to calculated risk and return levels. All three strategies use historical capital market behavior to reach conclusions.

    The Portfolio will typically maintain between 35% and 65% of its total assets invested in equity securities, depending upon the Adviser's assessment of market conditions. With respect to the Portfolio, equity securities include common and preferred stocks, convertible securities, and rights and warrants to purchase common stocks. In overvalued equity markets, the common stock exposure will be at the low end of this range. It is expected that equity exposure will average approximately 55% over time. Up to 25% of the Portfolio's total assets may be invested in the securities of foreign issuers.

    Fixed income securities in which the Portfolio may invest include U.S. Government securities, mortgage-backed securities, corporate bonds, bank obligations and other short-term money market instruments. The average maturity of the fixed income securities in the Portfolio will, under normal circumstances, be approximately five years, although this will vary with changing market conditions.

THE GLOBAL FIXED INCOME PORTFOLIO

    The Global Fixed Income Portfolio seeks to produce an attractive real rate of return while preserving capital by investing in fixed income securities of U.S. and foreign issuers denominated in U.S. dollars and in other currencies. The Portfolio seeks to achieve its objectives by investing in U.S. government securities, foreign government securities, securities of supranational entities, Eurobonds, and corporate bonds with varying maturities. In selecting portfolio securities, the Adviser evaluates the currency, market, and individual features of the securities being considered for investment. At least 65% of the total assets of the Portfolio will be invested in fixed income securities under normal circumstances.

    The Adviser seeks to minimize investment risk by investing only in high quality debt securities. U.S. Government securities that the Portfolio may invest in include obligations issued by the U.S. Government, such as U.S. Treasury securities, as well as those guaranteed or backed by the full faith and credit of the United States, such as obligations of the Government National Mortgage Association and The Export-Import Bank. The Portfolio may also invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities where the Portfolio must look principally to the issuing or guaranteeing agency for ultimate repayment. The Portfolio may invest in obligations issued or guaranteed by foreign governments and their political subdivisions, authorities, agencies or instrumentalities, and by supranational entities (such as the World Bank, The European Economic Community, The Asian Development Bank and the European Coal and Steel Community). Investment in foreign government securities will be limited to those of developed nations which the Adviser believes pose limited credit risk. These countries currently include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Ireland, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, The United Kingdom and Germany. Corporate and supranational obligations which the Portfolio will invest in will be limited to those rated A or better by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P") or IBCA Ltd., or if unrated, to those that are of comparable quality in the determination of the Board of Directors and the Adviser.

    The Adviser's approach to multicurrency fixed income management is strategic and value-based and designed to produce an attractive real rate of return. The Adviser's assessment of the bond markets and currencies is based on an analysis of real interest rates. Current nominal yields of securities are adjusted for inflation prevailing in each currency sector using an analysis of past and projected inflation rates. The Portfolio's aim is to invest in bond markets which offer the most attractive real returns relative to inflation.

    The Portfolio will have a neutral investment position in medium-term securities (i.e., those with a remaining maturity of between three and seven years) and will respond to changing interest rate levels by shortening or lengthening portfolio maturity through investment in longer- or shorter-term instruments. For example, the Portfolio will respond to high levels of real interest rates through a lengthening in portfolio maturity. Current and historical yield spreads among the three main market segments -- the Government, Foreign and Euro markets -- guide the Adviser's selection of markets and particular securities within those markets. The analysis of currencies is made independent of the analysis of markets. Value in foreign exchange is determined by relative purchasing power parity of a given currency. The Portfolio seeks to invest in currencies currently undervalued based on purchasing power parity. The Adviser analyzes current account and capital account performance and real interest rates to adjust for shorter-term currency flows.

THE HIGH YIELD PORTFOLIO

    The High Yield Portfolio seeks to maximize total return by investing in a diversified portfolio of high yield fixed income securities that offer a yield above that generally available on debt securities in the four highest rating categories of the recognized rating services. The Portfolio normally invests between 80% and 100% of its total assets in these higher yielding securities, which generally entails increased credit and market risk. To mitigate these risks the Portfolio will diversify its holdings by issuer, industry and credit quality, but investors should carefully review the section below entitled "Risk Factors Relating to Investing in High Yield Securities."

    Appendix A to this Prospectus sets forth a description of the corporate bond rating categories of Moody's and S&P. Corporate bonds rated below Baa by Moody's or BBB by S&P are considered speculative. Securities in the lowest rating categories may have predominantly speculative characteristics or may be in default. Ratings of S&P and Moody's represent their opinions of the quality of bonds and other debt securities they undertake to rate at the time of issuance. However, ratings are not absolute standards of quality and may not reflect changes in an issuer's creditworthiness. Accordingly, although the Adviser will consider ratings, it will perform its own analysis and will not rely principally on ratings. The Adviser will consider, among other things, the price of the security and the financial history and condition, the prospects and the management of an issuer in selecting securities for the Portfolio. The Portfolio may buy unrated securities that the Adviser believes are comparable to rated securities and are consistent with the Portfolio's objective and policies. The Adviser may vary the average maturity of the securities in the Portfolio without limit and there is no restriction on the maturity of any individual security.

    The Portfolio may acquire fixed income securities of both U.S. and foreign issuers, including debt obligations (e.g., bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts, commercial paper and obligations issued or guaranteed by the U.S. Government, any foreign government with which the United States maintains relations or any of their respective political subdivisions, agencies or instrumentalities) and preferred stock. The Portfolio may not invest more than 5% of its total assets at time of acquisition in either (1) equipment lease certificates, equipment trust certificates and conditional sales contracts or (2) limited partnership interests. The Portfolio may neither invest more than 10% of its total assets in foreign securities nor invest more than 5% of its total assets in foreign governmental issuers in any one country. The Portfolio's fixed income securities may have equity features, such as conversion rights or warrants, and the Portfolio may invest up to 10% of its total assets in equity securities other than preferred stock (e.g., common stocks, warrants and rights and limited partnership interests). The Portfolio may invest up to 20% of its total assets in fixed income securities that are investment grade (i.e., rated in one of the top four categories or comparable) and have maturities of one year or less. The Portfolio may invest in or own securities of companies in various stages of financial restructuring, bankruptcy or reorganization which are not currently paying interest or dividends. The total value, at time of purchase, of the sum of all such securities will not exceed 10% of the value of the Portfolio's total assets.

    The Portfolio may also invest in zero coupon, pay-in-kind or deferred payment securities. Zero coupon securities are securities that are sold at a discount to par value and securities on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received "phantom income" annually. Because the Portfolio will distribute its "phantom income" to shareholders, to the extent that shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares of the Portfolio, it will have fewer assets with which to purchase income producing securities. The Portfolio accrues income with respect to these securities prior to the receipt of cash payments. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

    RISK FACTORS RELATING TO INVESTING IN HIGH YIELD SECURITIES. Fixed income securities are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk), and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated (i.e., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react to movements in the general level of interest rates primarily. The market values of fixed-income securities tend to vary inversely with the level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates, but the market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower rated securities may decline in value due to heightened concern over credit quality, regardless of prevailing interest rates. Fluctuations in the value of the Portfolio's investments will be reflected in the Portfolio's net asset value per share. The Adviser considers both credit risk and market risk in making investment decisions for the Portfolio. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

    The high yield market is still relatively new and its recent growth parallels a long period of economic expansion and an increase in merger, acquisition and leveraged buyout activity. Adverse economic developments may disrupt the market for high yield securities, and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Portfolio's net asset value.

    Prices for high yield securities may be affected by legislative and regulatory developments. These developments could adversely affect the Portfolio's net asset value and investment practices, the secondary market for high yield securities, the financial condition of issuers of these securities and the value of outstanding high yield securities. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in high yield bonds and limiting the deductibility of interest by certain corporate issuers of high yield bonds adversely affected the market in recent years.

    Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligations for redemption, the Portfolio may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the Portfolio experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Portfolio's investment portfolio and increasing the exposure of the Portfolio to the risks of high yield securities.

    The table below provides a summary of ratings assigned by S&P to debt obligations in the High Yield Portfolio. These figures are dollar-weighted averages of month-end portfolio holdings during the fiscal year ended December 31, 1996, presented as a percentage of total investments. These percentages are historical and are not necessarily indicative of the quality of current or future portfolio holdings, which may vary.

      S&P
----------------
         AVERAGE
         PERCENT
           OF
         PORTFOLIO
RATING   HOLDINGS
-------  -------
AAA      0.00%
         -------
AA       0.00%
         -------
A        0.21%
         -------
BBB      1.53%
         -------
BB       39.73%
         -------
B        37.48%
         -------
CCC      2.14%
         -------
CC       0.00%
         -------
Unrated  18.91%
         -------

                       ADDITIONAL INVESTMENT INFORMATION

    DEPOSITARY RECEIPTS. Each Portfolio, except the Global Fixed Income and High Yield Portfolios, is permitted to invest in Depositary Receipts, including American Depositary Receipts ("ADRs"), Global Depositary Receipts ("GDRs"), European Depositary Receipts ("EDRs") and other Depositary Receipts (which, together with ADRs, GDRs and EDRs, are hereinafter collectively referred to as "Depositary Receipts"), to the extent that such Depositary Receipts are or become available. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer (the "underlying issuer") and deposited with the depositary. ADRs include American Depositary Shares and New York Shares and may be "sponsored" or "unsponsored." Sponsored ADRs are established jointly by a depositary and the underlying issuer, whereas unsponsored ADRs may be established by a depositary without participation by the underlying issuer. The issuers of the stock of unsponsored ADRs are not obligated to disclose material information in the United States and therefore, there may not be a correlation between such information and the market value of the ADR. GDRs, EDRs and other types of Depositary

Receipts are typically issued by foreign depositaries, although they may also be issued by U.S. depositaries, and evidence ownership interests in a security or pool of securities issued by either a foreign or a U.S. corporation. Generally, Depositary Receipts in registered form are designed for use in the U.S. securities market and Depositary Receipts in bearer form are designed for use in securities markets outside the United States. The Portfolios may invest in sponsored and unsponsored Depositary Receipts. For purposes of the Portfolios' investment policies, the Portfolios' investments in Depositary Receipts will be deemed to be investments in the underlying securities.

    FOREIGN CURRENCY FORWARD CONTRACTS. Each Portfolio may enter into foreign currency forward contracts ("forward contracts") that provide for the purchase or sale of an amount of a specified currency at a future date. The Portfolios may use such contracts to protect against a decline in a foreign currency against the U.S. dollar between the trade date and settlement date when the Portfolio purchases or sells securities, lock in the U.S. dollar value of dividends and interest on securities held by the Portfolio, and generally to protect the U.S. dollar value of securities held by the Portfolio against exchange rate fluctuation. Forward contracts may also be used as a protective measure against the effects of fluctuating rates of currency exchange and exchange control regulations. While forward contracts may limit losses as a result of exchange rate fluctuations, they will also limit any gains that might otherwise have been realized. The Portfolio's Custodian may be required to place cash or liquid securities in a segregated account in an amount equal to the value of the Portfolio's total assets committed to the consummation of forward contracts. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account on a daily basis so that the value of the account will be at least equal to the amount of the Portfolio's commitments with respect to such contracts.

    FOREIGN INVESTMENT. Investment in obligations of foreign issuers involves somewhat different investment risks than those affecting obligations of U.S. issuers. There may be limited publicly available information with respect to foreign issuers, and foreign issuers are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. There may also be less government supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States. Many foreign securities markets have substantially less volume than U.S. national securities exchanges, and securities of some foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Brokerage commissions and other transaction costs on foreign securities exchanges are generally higher than in the United States. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes, which may decrease the net return on foreign investments as compared to dividends and interest paid to the Portfolios by domestic companies, and it is not expected that a Portfolio or its shareholders would be able to claim a credit for U.S. tax purposes with respect to any such foreign taxes. Additional risks include future political and economic developments, the possibility that a foreign jurisdiction might impose or change withholding taxes on income payable with respect to foreign securities, possible seizure, nationalization or expropriation of the foreign issuer or foreign deposits and the possible adoption of foreign governmental restrictions such as exchange controls. Also, it may be more difficult to obtain a judgment in a court outside the United States.

    Investments in securities of foreign issuers are frequently denominated in foreign currencies and the Portfolios may temporarily hold uninvested reserves in bank deposits in foreign currencies. Therefore, the value of each Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, and the Portfolios may incur costs in connection with conversions between various currencies.

    FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolios may purchase and sell futures contracts and options on futures contracts, including but not limited to financial futures, securities index futures, foreign currency exchange futures, and interest rate futures contracts. Futures contracts provide for the sale by one party and purchase by another party of a specified amount of a specific security, instrument or basket thereof, at a specific future date and at a specified price. An option on a futures contract is a legal contract that gives the holder the right to buy or sell a specified amount of futures contracts at a fixed or determinable price upon the exercise of the option.

    The Portfolios may sell securities index futures contracts and/or options thereon in anticipation of or during a market decline to attempt to offset the decrease in market value of investments in its portfolio, or purchase securities index futures in order to gain market exposure. Subject to applicable laws, the Portfolios may engage in transactions in securities index futures contracts (and options thereon) which are traded on a recognized securities or futures exchange, or may purchase or sell such instruments in the over-the-counter market. There currently are limited securities index futures and options on such futures in many countries, particularly emerging countries. The nature of the strategies adopted by the Adviser, and the extent to which those strategies are used, may depend on the development of such markets.

    The Portfolios may engage in transactions involving foreign currency exchange futures contracts. Such contracts involve an obligation to purchase or sell a specific currency at a specified future date and at a specified price. The Portfolios may engage in such transactions to hedge their respective holdings and commitments against changes in the level of future currency rates or to gain exposure to a particular currency.

    The Portfolios may engage in transactions in interest rate futures transactions. Interest rate futures contracts involve an obligation to purchase or sell a specific debt security, instrument or basket thereof at a specified future date at a specified price. The value of the contract rises and falls inversely with changes in interest rates. The Portfolios may engage in such transactions to hedge their holdings of debt instruments against future changes in interest rates.

    Financial futures are futures contracts relating to financial instruments, such as U.S. Government securities, foreign currencies, and certificates of deposit. Such contracts involve an obligation to purchase or sell a specific security, instrument or basket thereof at a specified future date at a specified price. Like interest rate futures contracts, the value of financial futures contracts rises and falls inversely with changes in interest rates. The Portfolios may engage in financial futures contracts for hedging and non-hedging purposes.

    Under rules adopted by the Commodity Futures Trading Commission, each Portfolio may enter into futures contracts and options thereon for both hedging and non-hedging purposes, provided that not more than 5% of such Portfolios' total assets at the time of entering the transaction are required as margin and option premiums to secure obligations under such contracts relating to activities that do not constitute "bona-fide" hedging. No Portfolio, except the Global Fixed Income Portfolio, will enter into futures contracts to the extent that its outstanding obligations to purchase securities under such contracts, in combination with its outstanding obligations with respect to options transactions (including options to purchase securities or instruments) would exceed 20% of its total assets.

    Gains and losses on futures contracts and options thereon depend on the Adviser's ability to predict correctly the direction of securities prices, interest rates and other economic factors. Other risks associated with the use of futures and options are (i) imperfect correlation between the change in market value of investments held by a Portfolio and the prices of futures and options relating to investments purchased or sold by the Portfolio, and (ii) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures position. The risk that a Portfolio will be unable to close out a futures position or options contract will be minimized by only entering into futures contracts or options transactions for which there appears to be a liquid exchange or secondary market. The risk of loss in trading on futures contracts in some strategies can be substantial, due both to the low margin deposits required and the extremely high degree of leverage involved in futures pricing.

    LOANS OF PORTFOLIO SECURITIES. Each Portfolio may lend its securities to brokers, dealers, domestic and foreign banks or other financial institutions for the purpose of increasing its net investment income. These loans must be secured continuously by cash or equivalent collateral, or by a letter of credit at least equal to the market value of the securities loaned plus accrued interest or income. There may be a risk of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. Each Portfolio will not enter into securities loan transactions exceeding, in the aggregate, 33 1/3% of the market value of the Portfolio's total assets. Securities lending entails certain risks of delay in recovery or loss of rights in collateral in the event of the insolvency of the borrower.

    MONEY MARKET INSTRUMENTS. Each Portfolio is permitted to invest in money market instruments, although the Portfolios intend to stay invested in securities satisfying their primary investment objective to the extent practical. Each Portfolio may make money market investments pending other investment or settlement for liquidity, or in adverse market conditions. See "Temporary Investments." The money market investments permitted for the Portfolios include: obligations of the U.S. Government and its agencies and instrumentalities; other debt securities; commercial paper; bank obligations; certificates of deposit (including Eurodollar certificates of deposit); and repurchase agreements.

    NON-PUBLICLY TRADED SECURITIES, PRIVATE PLACEMENTS AND RESTRICTED SECURITIES. The High Yield Portfolio may invest in securities that are neither listed on a stock exchange nor traded over-the-counter, including privately placed securities. Such unlisted equity securities may involve a higher degree of business and financial risk that can result in substantial losses. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Portfolio or less than what may be considered the fair value of such securities. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements which might be applicable if their securities were publicly traded. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration.

    As a general matter, the Portfolio may not invest more than 15% of its net assets in illiquid securities, including securities for which there is no readily available secondary market. Nor as a general matter, may the Portfolio invest more than 10% of its total assets in securities that are restricted from sale to the public without registration ("Restricted Securities") under the Securities Act of 1933, as amended (the "1933 Act"). However, the Portfolio may invest up to 20% of its total assets in liquid Restricted Securities that can be offered and sold to qualified institutional buyers under Rule 144A under the 1933 Act ("Rule 144A Securities"). The Board of Directors has adopted guidelines and delegated to the Adviser, subject to the supervision of the Board of Directors, the daily function of determining and monitoring the liquidity of Rule 144A Securities. Rule 144A Securities may become illiquid if qualified institutional buyers are not interested in acquiring the securities.

    OPTIONS TRANSACTIONS. Each Portfolio, except the High Yield Portfolio, may seek to increase its returns or may hedge its portfolio investments through options transactions with respect to securities, instruments, indices or baskets thereof in which such Portfolios may invest, as well as with respect to foreign currency. Purchasing a put option gives a Portfolio the right to sell a specified security, currency or basket of securities or currencies at the exercise price until the expiration of the option. Purchasing a call option gives a Portfolio the right to purchase a specified security, currency or basket of securities or currencies at the exercise price until the expiration of the option. A Portfolio may not purchase call and put options to the extent that the value of its aggregate investment in options, excluding options on futures contracts, exceeds 5% of its total assets.

    The Portfolios also may write (i.e., sell) put and call options on investments held in its portfolio, as well as with respect to foreign currency. A Portfolio that has written an option receives a premium, which increases the Portfolio's return on the underlying security or instrument in the event the option expires unexercised or is closed out at a profit. However, by writing a call option, a Portfolio will limit its opportunity to profit from an increase in the market value of the underlying security or instrument above the exercise price of the option for as long as the Portfolio's obligation as writer of the option continues. The Portfolios may only write options that are "covered." A covered call option means that so long as the Portfolio is obligated as the writer of the option, it will own (i) the underlying security or instrument subject to the option or (ii) securities or instruments convertible or exchangeable without the payment of any consideration into the security or instrument subject to the option.

    By writing (or selling) a put option, a Portfolio incurs an obligation to buy the security or instrument underlying the option from the purchaser of the put at the option's exercise price at any time during the option period, at the purchaser's election. Options written by a Portfolio may be exercisable by the purchaser only on a specific date. A Portfolio that has written a put option will earmark or segregate sufficient liquid assets to cover its obligations under the option.

    The Portfolios may engage in transactions in options which are traded on recognized exchanges or over-the-counter. There currently are limited options markets in many countries, particularly emerging countries such as Latin American countries, and the nature of the strategies adopted by the Adviser and the extent to which those strategies are used will depend on the development of such option markets. The primary risks associated with the use of options are
(i) imperfect correlation between the change in market value of investments held, purchased or sold by a Portfolio and the prices of options relating to such investments, and (ii) possible lack of a liquid secondary market for an option.

    REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines established by the Fund's Board of Directors. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week, and never exceeds one year. Repurchase agreements may be viewed as a fully collateralized loan of money by the Portfolio to the seller. Each Portfolio always receives securities with a market value at least equal to the purchase price (including accrued interest) as collateral, and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the collateral may be delayed or limited. The Portfolios may not enter into repurchase agreements with more than seven days to maturity if, as a result, more than 15% of the market value of the Portfolio's net assets are invested in these agreements and other investments for which market quotations are not readily available or which are otherwise illiquid.

    TEMPORARY INVESTMENTS. For temporary defensive purposes, when the Adviser determines that market conditions warrant, each Portfolio may invest up to 100% of its assets in dollar and non-dollar denominated money market instruments and short- and medium-term debt securities that the Adviser believes to be of high quality, or hold cash. The short- and medium-term debt securities in which a Portfolio may invest consist of (a) obligations of the U.S. or foreign country governments, their respective agencies or instrumentalities; (b) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers' acceptances) of U.S. or foreign country banks denominated in any currency; (c) floating rate securities and other instruments denominated in any currency issued by international development agencies; (d) finance company and corporate commercial paper and other short-term corporate debt obligations of U.S. and foreign country corporations meeting the Portfolio's credit quality standards; and (e) repurchase agreements with banks and broker-dealers with respect to such securities.

    WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Each Portfolio may purchase securities on a when-issued or delayed delivery basis. In such transactions, instruments are bought with payment and delivery taking place in the future in order to secure what is considered to be an advantageous yield or price at the time of the transaction. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment, but will take place no more than 120 days after the trade date. Each Portfolio will maintain with the Custodian a separate account with a segregated portfolio of or cash or liquid securities in an amount at least equal to these commitments. The payment obligation and the interest rates that will be received are each fixed at the time a Portfolio enters into the commitment and no interest accrues to the Portfolio until settlement. Thus, it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. It is a current policy of each Portfolio not to enter into when-issued commitments and delayed delivery commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

                             INVESTMENT LIMITATIONS

    As a diversified investment company, each Portfolio, except the Global Fixed Income Portfolio, is subject to the following limitations: (a) as to 75% of its total assets, a Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the United States Government and its agencies and instrumentalities, and (b) a Portfolio may not own more than 10% of the outstanding voting securities of any one issuer.

    The Global Fixed Income Portfolio is a non-diversified investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), which means the Global Fixed Income Portfolio is not limited by the 1940 Act in the proportion of its total assets that may be invested in the obligations of a single issuer. Thus, the Global Fixed Income Portfolio may invest a greater proportion of its total assets in the securities of a smaller number of issuers and, as a result, will be subject to greater risk with respect to its portfolio securities. Nevertheless, the Global Fixed Income Portfolio intends to comply with the more limited diversification requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

    Each Portfolio also operates under certain investment restrictions that are deemed fundamental limitations and may be changed only with the approval of the holders of a majority of such Portfolio's outstanding shares and under certain non-fundamental investment limitations that may be changed without shareholder approval. For additional information on fundamental and non-fundamental investment limitations, see "Investment Limitations" in the Statement of Additional Information.

                             MANAGEMENT OF THE FUND

    INVESTMENT ADVISER. Morgan Stanley Asset Management Inc. is the Adviser and Administrator of the Fund and each Portfolio. The Adviser provides investment advice and portfolio management services, pursuant to an Investment Advisory Agreement and, subject to the supervision of the Fund's Board of Directors, makes each Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages each Portfolio's investments. Set forth below as an annual percentage of average daily net assets are the management fees payable to the Adviser quarterly by each Portfolio pursuant to the terms of the Investment Advisory Agreement. The Adviser has agreed to a reduction in the fees payable to it and to reimburse the Portfolios, if necessary, if such fees would cause total annual operating expenses of the Portfolios to exceed the maximums set forth in the table below.


                                                      MAXIMUM TOTAL OPERATING
                                                              EXPENSES
                                                         AFTER FEE WAIVERS
                                       MANAGEMENT   ----------------------------
PORTFOLIO                                 FEE          CLASS A        CLASS B
------------------------------------  ------------  -------------  -------------
Small Cap Value Equity Portfolio            0.85%         1.00%          1.25%
Value Equity Portfolio                      0.50%         0.70%          0.95%
Balanced Portfolio                          0.50%         0.70%          0.95%
Global Fixed Income                         0.40%         0.50%          0.65%
High Yield                                 0.375%         0.75%          1.00%



    The Adviser, with principal offices at 1221 Avenue of the Americas, New York, New York 10020, conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. On February 5, 1997, Morgan Stanley Group Inc. and Dean Witter, Discover & Co. announced that they had entered into an Agreement and Plan of Merger to form Morgan Stanley, Dean Witter, Discover & Co. Morgan Stanley Group Inc. is the direct parent of the Adviser and Morgan Stanley. Subject to certain conditions being met, it is currently anticipated that the transaction will close in mid-1997. Thereafter, the Adviser and Morgan Stanley will be subsidiaries of Morgan Stanley, Dean Witter, Discover & Co. At February 28, 1997, the Adviser, together with its affiliated asset management companies, had approximately $176.9 billion in assets under management as an investment manager or as a Named Fiduciary or Fiduciary Adviser. See "Management of the Fund" in the Statement of Additional Information.

PORTFOLIO MANAGERS. The following individuals have primary portfolio management responsibility for the Portfolios noted below:

    SMALL CAP VALUE EQUITY PORTFOLIO -- CHRISTIAN K. STADLINGER. Mr. Stadlinger is a Vice President of the Adviser and manages the small-cap value equity product of the Adviser's Chicago affiliate. He became a member of the Adviser's Chicago large cap value portfolio management team, specializing in quantitative and fundamental research, upon completion of his doctoral dissertation at Northwestern University in April 1989. Mr. Stadlinger was the catalyst in the development of the Adviser's small-cap value product, and he continues to research and develop structured valuation techniques in the area of small cap investing. Mr. Stadlinger has a degree in Computer Science and Economics from the University of Vienna, a Ph.D. in Economics from Northwestern University, and is a Certified Financial Analyst.

    VALUE EQUITY AND BALANCED PORTFOLIOS -- STEPHEN C. SEXAUER AND ALFORD E. ZICK, JR. Mr. Sexauer is a Principal of Morgan Stanley and is a member of the investment management team of the Adviser's Chicago affiliate as well as Vice President of the Adviser. In addition to portfolio management, his equity research responsibilities include aerospace, industrials, capital goods, transportation, and diversified financial companies. Mr. Sexauer joined the firm in July 1989 after three years as a Vice President at Salomon Brothers. Previously, he was with Merrill Lynch Economics and Wharton Econometrics. Mr. Sexauer received a B.S. in Economics from the University of Illinois and an M.B.A. in Economics and Statistics from the University of Chicago. Mr. Zick is a Principal of Morgan Stanley and is a member of the investment management team of the Adviser's Chicago affiliate. In addition to portfolio management, his equity research responsibilities include consumer staples, retail and insurance companies. He became a member of the Adviser's Chicago investment management team in August 1989, after an extensive career in asset management with Chicago Pacific Corporation, Staley Continental, Inc., and A.E. STALEY Manufacturing Company. Mr. Zick has a degree in accounting from the University of Illinois. Mr. Sexauer and Mr. Zick have had primary responsibility for managing the Value Equity and Balanced Portfolios since their inception in January and February, 1990, respectively.

    GLOBAL FIXED INCOME PORTFOLIO -- J. DAVID GERMANY, MICHAEL B. KUSHMA, PAUL
F. O'BRIEN AND ROBERT M. SMITH. J. David Germany shares primary responsibility for managing the Portfolio's assets. He joined the Adviser in 1996 and has been a portfolio manager with the Adviser's affiliate, Miller Anderson & Sherrerd, LLP ("MAS") since 1991. He was Vice President & Senior Economist for Morgan Stanley from 1989 to 1991. He assumed responsibility for the Global Fixed Income and International Fixed Income Portfolios of the MAS-advised MAS Funds in 1993 and the MAS Fund's Multi-Asset-Class Portfolio in 1994. Mr. Germany was Senior Staff Economist (International Finance and Macroeconomics) to the Council of Economic Advisors -- Executive Office of the President from 1986 through 1987 and an Economist with the Board of Governors of the Federal Reserve System -- Division of International Finance from 1983 through 1987. He holds an A.B. degree (Valedictorian) from Princeton University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Michael B. Kushma, a Principal at Morgan Stanley, joined the firm in 1987. He shares primary responsibility for managing the Portfolio's assets. He was a member of Morgan Stanley's Global fixed income strategy group in the fixed income division from 1987-1995 where he became the divisions' senior government bond strategist. He joined the Adviser in 1995 where he took responsibility for the global fixed income portfolios. Mr. Kushma received an A.B. in economics from Princeton University in 1979, and M. Sc. in economics from the London School of Economics in 1981 and an M.Phil. in economics from Columbia University in 1983. Paul F. O'Brien shares primary responsibility for managing the Portfolio's assets. He joined the Adviser and MAS in 1996. He was head of European Economics from 1993 through 1995 for JP Morgan and as Principal Administrator from 1991 through 1992 for the Organization for Economic Cooperation and Development. He assumed responsibility for the MAS-advised MAS Funds' Global Fixed Income and International Fixed Income Portfolios in 1996. Mr. O'Brien holds a B.S. degree from the Massachusetts Institute of Technology and a Ph.D. in Economics from the University of Minnesota. Robert Smith, a Principal of Morgan Stanley, joined the Adviser in June 1994 and has shared primary responsibility for managing the Portfolio's assets since July 1994. Prior to joining the Adviser he spent eight years as Senior Portfolio Manager -- Fixed Income at the State of Florida Pension Fund. Mr. Smith's responsibilities included active total-rate-of-return management of long term portfolios and supervision of other fixed income managers. A graduate of Florida State University with a B.S. in Business, Mr. Smith also received an M.B.A. -- Finance from Florida State and holds a Chartered Financial Analyst (CFA) designation.

    HIGH YIELD PORTFOLIO -- ROBERT ANGEVINE, THOMAS L. BENNETT AND STEPHEN F. ESSER. ROBERT ANGEVINE is a Principal of the Adviser and the Portfolio Manager for high yield investments. He shares primary responsibility for managing the Portfolio's assets. Prior to joining the Adviser in October 1988, he spent over eight years at Prudential Insurance where he was responsible for the largest open-end high yield mutual fund in the country. Mr. Angevine also manages high yield assets for one of the largest corporate pension funds in the country. His other experience includes international treasury operations at a major pharmaceutical company and commercial banking. Mr. Angevine received an M.B.A from Fairleigh Dickinson University and a B.A. in Economics from Lafayette College. He served two years as a Lieutenant in the U.S. Army. Thomas L. Bennett shares responsibility for managing the Portfolio's assets. He joined the Adviser in 1996 and has been a portfolio manager with MAS since 1984. Mr. Bennett assumed responsibility for the MAS-advised MAS Funds' Fixed Income Portfolio in 1984, the Domestic Fixed Income Portfolio in 1987, the High Yield Portfolio in 1985, the Fixed Income Portfolio II in 1990, the Special Purpose Fixed Income and Balanced Portfolios in 1992 and the Multi-Asset-Class Portfolio in 1994. Mr. Bennett also is the Chairman of the MAS Funds and has a B.S degree (Chemistry) and an M.B.A. from the University of Cincinnati. Stephen F. Esser shares primary responsibility for managing the Portfolio's assets. He joined the Adviser in 1996 and has been a portfolio manager with MAS since 1988. He assumed responsibility for the MAS-advised MAS Funds' High Yield Portfolio in 1989. Mr. Esser is a member of the New York Society of Security Analysts and has a B.S. degree (Summa Cum Laude; Phi Beta Kappa) from the University of Delaware.

    ADMINISTRATOR. The Adviser also provides administrative services to the Fund pursuant to an Administration Agreement. The services provided under the Administration Agreement are subject to the supervision of the Officers and the Board of Directors of the Fund and include day-to-day administration of matters related to the corporate existence of the Fund, maintenance of its records, preparation of reports, supervision of the Fund's arrangements with its custodian, and assistance in the preparation of the Fund's registration statements under federal laws. The Administration Agreement also provides that the Administrator, through its agents, will provide dividend disbursing and transfer agent services to the Fund. For its services under the Administration Agreement, the Fund pays the Adviser a monthly fee which on an annual basis equals 0.15% of the average daily net assets of each Portfolio.

    Under an agreement between the Adviser and The Chase Manhattan Bank ("Chase"), Chase provides certain administrative services to the Fund through its corporate affiliate, Chase Global Funds Services Company ("CGFSC"). The Adviser supervises and monitors such administrative services provided by CGFSC. Their services are also subject to the supervision of the Board of Directors of the Fund. CGFSC's business address is 73 Tremont Street, Boston, Massachusetts 02108-3913.

    DIRECTORS AND OFFICERS. Pursuant to the Fund's Articles of Incorporation, the Board of Directors decides upon matters of general policy and reviews the actions of the Fund's Adviser, Administrator, Distributor and other service providers. The Officers of the Fund conduct and supervise its daily business operations.

    DISTRIBUTOR. Morgan Stanley serves as the exclusive Distributor of the shares of the Fund. Under its Distribution Agreement with the Fund, Morgan Stanley sells shares of each Portfolio upon the terms and at the current offering price described in this Prospectus. Morgan Stanley is not obligated to sell any certain number of shares of any Portfolio.

    The Portfolios currently offer only the classes of shares offered by this Prospectus. The Portfolios may in the future offer one or more classes of shares with features, distribution expenses or other expenses that are different from those of the classes currently offered.

    The Fund has adopted a Plan of Distribution with respect to the Class B shares of each Portfolio pursuant to Rule 12b-1 under the 1940 Act (each, a "Plan"). Under each Plan, the Distributor is entitled to receive from each Portfolio a distribution fee, which is accrued daily and paid quarterly, of 0.25% of the Class B shares' average daily net assets on an annualized basis. The Distributor expects to reallocate most of its fee to its investment representatives. The Distributor may, in its discretion, voluntarily waive from time to time all or any portion of its distribution fee and each of the Distributor and the Adviser is free to make additional payments out of its own assets to promote the sale of Fund shares, including payments that compensate financial institutions for distribution services or shareholder services.

    Each Plan is designed to compensate the Distributor for its services, not to reimburse the Distributor for its expenses, and the Distributor may retain any portion of the fee that it does not expend in fulfillment of its obligations to the Fund. The Distributor has agreed to waive 0.10% of the 0.25% distribution fee it is entitled to receive from the Global Fixed Income Portfolio.

    EXPENSES. Each Portfolio is responsible for payment of certain other fees and expenses (including legal fees, accountant's fees, custodial fees and printing and mailing costs) specified in the Administration and Distribution Agreements.

                               PURCHASE OF SHARES

    Class A and Class B shares of each Portfolio may be purchased at the net asset value per share next determined after receipt of the purchase order by the Portfolios. See "Valuation of Shares."

MINIMUM INVESTMENT AND ACCOUNT SIZES; CONVERSION FROM CLASS A TO CLASS B SHARES

    For a Portfolio account opened on or after January 2, 1996 (a "New Account"), the minimum initial investment and minimum account size are $500,000 for Class A shares and $100,000 for Class B shares of each Portfolio. Certain advisory or asset allocation accounts, such as Total Funds Management accounts, managed by

Morgan Stanley or its affiliates, including the Adviser ("Managed Accounts") may purchase Class A shares without being subject to a minimum initial investment or minimum account size requirements for a Portfolio account. Employees of the Adviser and certain of its affiliates may purchase Class A shares subject to conditions, including a lower minimum initial investment, established by Officers of the Fund.

    If the value of a New Account containing Class A shares falls below $500,000 (but remains at or above $100,000) because of shareholder redemption(s), the Fund will notify the shareholder, and if the account value remains below $500,000 (but remains at or above $100,000) for a continuous 60-day period, the Class A shares in such account will convert to Class B shares and will be subject to the distribution fee and other features applicable to the Class B shares. The Fund, however, will not convert Class A shares to Class B shares based solely upon changes in the market that reduce the net asset value of shares. Under current tax law, conversions between share classes are not a taxable event to the shareholder.

    Shares in a Portfolio account opened prior to January 2, 1996 (a "Pre-1996 Account") were designated Class A shares on January 2, 1996. Shares in a Pre-1996 Account with a value of $100,000 or more on March 1, 1996 (a "Grandfathered Class A Account") remained Class A shares regardless of account size thereafter. Except for shares in a Managed Account, shares in a Pre-1996 Account with a value of less than $100,000 on March 1, 1996 (a "Grandfathered Class B Account") converted to Class B shares on March 1, 1996. Grandfathered Class A Accounts and Managed Accounts are not subject to conversion from Class A shares to Class B shares.

    Investors may also invest in the Fund by purchasing shares through a trust department, broker, dealer, agent, financial planner, financial services firm or investment adviser. An investor may be charged an additional service or transaction fee by that institution.

    The minimum investment levels may be waived at the discretion of the Adviser for (i) certain employees and customers of Morgan Stanley or its affiliates and certain trust departments, brokers, dealers, agents, financial planners, financial services firms, or investment advisers that have entered into an agreement with Morgan Stanley or its affiliates; and (ii) retirement and deferred compensation plans and trusts used to fund such plans, including, but not limited to, those defined in Section 401(a), 403(b) or 457 of the Code and "rabbi trusts". The Fund reserves the right to modify or terminate the conversion features of the shares as stated above at any time upon 60-days notice to shareholders.

    The Adviser reserves the right in its sole discretion to determine which of such advisory or asset allocation accounts shall be Managed Accounts. For information regarding Managed Accounts, please contact your Morgan Stanley account representative or the Fund at the telephone number provided on the cover of this Prospectus.

MINIMUM ACCOUNT SIZES AND INVOLUNTARY REDEMPTION OF SHARES

    If the value of a New Account falls below $100,000 because of shareholder redemption(s), the Fund will notify the shareholder, and if the account value remains below $100,000 for a continuous 60-day period, the shares in such account are subject to redemption by the Fund and, if redeemed, the net asset value of such shares will be promptly paid to the shareholder. The Fund, however, will not redeem shares based solely upon changes in the market that reduce the net asset value of shares.

    Grandfathered Class A Accounts, Grandfathered Class B Accounts and Managed Accounts are not subject to involuntary redemption. The Fund reserves the right to modify or terminate the involuntary redemption features of the shares as stated above at any time upon 60-days notice to shareholders.

CONVERSION FROM CLASS B TO CLASS A SHARES

    If the value of Class B shares in a Portfolio account increases, whether due to shareholder share purchases or market activity, to $500,000 or more, the Class B shares will convert to Class A shares. Under current tax law, such conversion is not a taxable event to the shareholder. Class A shares converted from Class B shares are subject to the same minimum account size requirements that are applicable to New Accounts containing Class A shares, as stated above. The Fund reserves the right to modify or terminate this conversion feature at any time upon 60-days notice to shareholders.

INITIAL PURCHASES DIRECTLY FROM THE FUND

    The Fund's determination of an investor's eligibility to purchase shares of a given class will take precedence over the investor's selection of a class. Assuming the investor is eligible for the class, the Fund will select the most favorable class for the investor, if the investor has not done so.

1) BY CHECK. An account may be opened by completing and signing an Account Registration Form and mailing it, together with a check ($500,000 minimum for Class A shares of each Portfolio and $100,000 minimum for Class B shares of each Portfolio, with certain exceptions for Morgan Stanley employees and select customers) payable to "Morgan Stanley Institutional Fund, Inc. -- [portfolio name]," to:

      Morgan Stanley Institutional Fund, Inc.
      P.O. Box 2798
      Boston, Massachusetts 02208-2798

    Payment will be accepted only in U.S. dollars, unless prior approval for payment in other currencies is given by the Fund. The Portfolio(s) to be purchased should be designated on the Account Registration Form. For purchases by check, the Fund is ordinarily credited with Federal Funds within one business day. Thus, your purchase of shares by check is ordinarily credited to your account at the net asset value per share of the relevant Portfolio determined on the next business day after receipt.

2) BY FEDERAL FUNDS WIRE. Purchases may be made by having your bank wire Federal Funds to the Fund's bank account. In order to ensure prompt receipt of your Federal Funds Wire, it is important that you follow these steps:

A. Telephone the Fund (toll free: 1-800-548-7786) and provide us with your name, address, telephone number, Social Security or Tax Identification Number, the portfolio(s) selected, the class selected, the amount being wired, and by which bank. We will then provide you with a Fund account number. (Investors with existing accounts should also notify the Fund prior to wiring funds.)

B. Instruct your bank to wire the specified amount to the Fund's Wire Concentration Bank Account (be sure to have your bank include the name of the portfolio(s) selected, the class selected and the account number assigned to you) as follows:

    The Chase Manhattan Bank
    One Manhattan Plaza
    New York, NY 10081-1000
    ABA #021000021
    DDA #910-2-733293
    Attn: Morgan Stanley Institutional Fund, Inc.
    Ref: (Portfolio name, your account number, your account name)

    Please call the Fund at 1-800-548-7786 prior to wiring funds.

C. Complete and sign the Account Registration Form and mail it to the address shown thereon.

  The purchase price of the Class A and Class B shares of each Portfolio is the net asset value next determined after the order is received. See "Valuation of Shares." An order received prior to the close of the New York Stock Exchange ("NYSE"), which is currently 4:00 p.m. Eastern Time, will be executed at the price computed on the date of receipt; an order received after the regular close of the NYSE will be executed at the price computed the next day the NYSE is open as long as the Transfer Agent receives payment by check or in Federal Funds prior to the regular close of the NYSE on such day.

  Federal Funds purchase orders will be accepted only on a day on which the Fund and Chase (the "Custodian Bank") are open for business. Your bank may charge a service fee for wiring Federal Funds.

3) BY BANK WIRE. The same procedure outlined under "By Federal Funds Wire" above must be followed in purchasing shares by bank wire. However, money transferred by bank wire may or may not be converted into Federal Funds the same day, depending on the time the money is received and the bank handling the wire. Prior to such conversion, an investor's money will not be invested and, therefore, will not be earning dividends. Your bank may charge a service fee for wiring funds.

ADDITIONAL INVESTMENTS

    You may add to your account at any time (minimum additional investment $1,000 for each Portfolio, except for automatic reinvestment of dividends and capital gains distributions for which there are no minimums) by purchasing shares at net asset value by mailing a check to the Fund (payable to "Morgan Stanley Institutional Fund, Inc. -- [portfolio name]") at the above address or by wiring monies to the Custodian Bank as outlined above. It is very important that your account name, the portfolio name and the class selected be specified in the letter or wire to assure proper crediting to your account. In order to help to ensure that your wire orders are invested promptly, you are requested to notify one of the Fund's representatives (toll free 1-800-548-7786) prior to the wire date. Additional investments will be applied to purchase additional shares in the same class held by a shareholder in a Portfolio account.

OTHER PURCHASE INFORMATION

    Although the legal rights of Class A and Class B shares will be identical, the different expenses borne by each class will result in different net asset values and dividends. The net asset value of Class B shares will generally be lower than the net asset value of Class A shares as a result of the distribution expense charged to Class B shares. It is expected, however, that the net asset value per share of the two classes will tend to converge immediately after the recording of dividends which will differ by approximately the amount of the distribution expense accrual differential between the classes.

    In the interest of economy and convenience, and because of the operating procedures of the Fund, certificates representing shares of the Portfolios will not be issued. All shares purchased are confirmed to you and credited to your account on the Fund's books maintained by the Adviser or its agents. You will have the same rights and ownership with respect to such shares as if certificates had been issued.

    To ensure that checks are collected by the Fund, withdrawals of investments made by check are not presently permitted until payment for the purchase has been received, which may take up to eight business days after the date of purchase. As a condition of this offering, if a purchase is cancelled due to nonpayment or because your check does not clear, you will be responsible for any loss the Fund or its agents incur. If you are already a shareholder, the Fund may redeem shares from your account(s) to reimburse the Fund or its agents for any loss. In addition, you may be prohibited or restricted from making future investments in the Fund.

    Investors may also invest in the Fund by purchasing shares through the Distributor.

EXCESSIVE TRADING

    Frequent trades involving either substantial portfolio assets or a substantial portion of your account or accounts controlled by you can disrupt management of a portfolio and raise its expenses. Consequently, in the interest of all the stockholders of each Portfolio and each Portfolio's performance, the Fund may in its discretion bar a stockholder that engages in excessive trading of shares of any class of a portfolio from further purchases of shares of the Fund for an indefinite period. The Fund considers excessive trading to be more than one purchase and sale involving shares of the same class of a portfolio of the Fund within any 120-day period. As an example, exchanging shares of portfolios of the Fund as follows amounts to excessive trading: exchanging shares of Portfolio A for shares of Portfolio B, then exchanging shares of Portfolio B for shares of Portfolio C and again exchanging shares of Portfolio C for shares of Portfolio B within a 120-day period. Two types of transactions are exempt from these excessive trading restrictions: (1) trades exclusively between money market portfolios; and (2) trades done in connection with an asset allocation service, such as TFM Accounts, managed or advised by the Adviser and/or any of its affiliates.

INVESTMENT IN FUNDS THROUGH A TOTAL FUNDS MANAGEMENT ("TFM") ACCOUNT

    In addition to the considerable diversification among individual securities you receive by investing in a particular Portfolio, you can further reduce risk by spreading your assets among several different Portfolios that each have different risk and return characteristics. TFM is an active investment management service managed by Morgan Stanley or its affiliates, including Morgan Stanley Asset Management Inc. (each, a "TFM Adviser"), that allocates your investments across a combination of either Class A or Class B shares of certain of the Portfolios selected to meet your long-term investment objectives as well as, in certain circumstances, your current income objectives.

    The TFM Adviser has developed investment strategies for TFM Accounts to meet the diverse financial needs of different investors. You can open a TFM Account by meeting with one of the investment professionals of a Participating Dealer who will review your situation and help you identify your long-term investment and/or current income objectives. After using TFM criteria to determine your long-term investment and/or current income objectives, you can choose one of several TFM investment strategies. Based on your chosen strategy, your initial investment will be allocated among a number of the Class A or Class B shares of the Portfolios. Depending on market conditions, the TFM Adviser periodically reallocates the combination of Portfolios or the percentage amounts invested in the shares of each Portfolio to implement your TFM investment strategy. In addition, your TFM Account will be periodically rebalanced to maintain your TFM strategy's current asset allocation mix, if and when the performance of one or more of the Portfolios unbalances the strategy's mix. You will pay the TFM Adviser a fee for the TFM Account service that is in addition to and separate from the fees and expenses you will pay directly or indirectly as an investor in the Portfolios. See "Fund Expenses."

    From time to time, one or more of the Portfolios used for investment by the TFM Accounts may experience relatively large investments or redemptions due to the TFM Account allocations or rebalancings recommended by the TFM Adviser. These transactions will affect the Portfolios, since Portfolios that experience redemptions as a result of reallocations or rebalancings may have to sell portfolio securities and Portfolios that receive additional cash will have to invest it in additional portfolio securities. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on portfolio management to the extent that Portfolios may be required to sell securities or invest cash at times when they would not otherwise do so. These transactions could also have tax consequences if sales of securities resulted in gains and could also increase transaction costs. The Adviser, representing the interests of the Portfolios, is committed to minimizing the impact of TFM Account transactions on the Portfolios. The Adviser, however, will have a conflict in fulfilling this responsibility in that it also serves as a TFM Adviser. In that capacity, the Adviser, representing the interests of the TFM Accounts, also is committed to minimizing the impact of TFM Account transactions on the Portfolios to the extent consistent with pursuing the investment objectives of the TFM Accounts. In addition, an affiliate of the TFM Adviser, the Distributor is compensated on the sale, and may be compensated for distribution or shareholder services on the sale of shares of the Portfolios. See "Purchase of Shares" and "Shareholder Services -- Exchange Features." The Adviser will monitor the impact of TFM Account transactions on the Portfolios.

                              REDEMPTION OF SHARES

    You may withdraw all or any portion of the amount in your account by redeeming shares at any time. Please note that purchases made by check are not permitted to be redeemed until payment of the purchase price has been collected, which may take up to eight business days after purchase. The Fund will redeem Class A shares or Class B shares of each Portfolio at the next determined net asset value of shares of their applicable class. On days that both the NYSE and the Custodian Bank are open for business, the net asset value per share of each of the Portfolios is determined at the regular close of trading of the NYSE (currently 4:00 p.m. Eastern Time). Shares of each Portfolio may be redeemed by mail or telephone. No charge is made for redemption. Any redemption proceeds may be more or less than the purchase price of your shares depending on, among other factors, the market value of the investment securities held by a Portfolio.

BY MAIL

    Each Portfolio will redeem its Class A or Class B shares at the net asset value determined on the date the request is received, if the request is received in "good order" before the regular close of the NYSE. Your request should be addressed to Morgan Stanley Institutional Fund, Inc., P.O. Box 2798, Boston, Massachusetts 02208-2798, except that deliveries by overnight courier should be addressed to Morgan Stanley Institutional Fund, Inc., c/o Chase Global Funds Services Company, 73 Tremont Street, Boston, Massachusetts 02108-3913.

    "Good order" means that the request to redeem shares must include the following documentation:

        (a) A letter of instruction or a stock assignment specifying the class and number of shares or dollar amount to be redeemed, signed by all registered owners of the shares in the exact names in which they are registered;

        (b) Any required signature guarantees (see "Further Redemption Information" below); and

        (c) Other supporting legal documents, if required, in the case of estates, trusts, guardianships, custodianships, corporations, pension and profit-sharing plans and other organizations.

    Shareholders who are uncertain of requirements for redemption should consult with a Fund representative.

BY TELEPHONE

    Provided you have previously elected the Telephone Redemption Option on the Account Registration Form, you can request a redemption of your shares by calling the Fund and requesting the redemption proceeds be mailed to you or wired to your bank. Please contact one of the Fund's representatives for further details. In times of drastic market conditions, the telephone redemption option may be difficult to implement. If you experience difficulty in making a telephone redemption, your request may be made by regular mail or express mail and it will be implemented at the net asset value next determined after it is received. Redemption requests sent to the Fund through express mail must be mailed to the address of the Dividend Disbursing and Transfer Agent listed under "General Information." The Fund and the Transfer Agent will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include requiring the investor to provide certain personal identification information at the time an account is opened and prior to effecting each transaction requested by telephone. In addition, all telephone transaction requests will be recorded and investors may be required to provide additional telecopied written instructions regarding transaction requests. Neither the Fund nor the Transfer Agent will be responsible for any loss, liability, cost or expense for following instructions received by telephone that either of them reasonably believes to be genuine.

    To change the commercial bank or account designated to receive redemption proceeds, a written request must be sent to the Fund at the address above. Requests to change the bank or account must be signed by each shareholder and each signature must be guaranteed.

FURTHER REDEMPTION INFORMATION

    Normally the Fund will make payment for all shares redeemed within one business day of receipt of the request, but in no event will payment be made more than seven days after receipt of a redemption request in good order. However, payments to investors redeeming shares which were purchased by check will not be made until payment for the purchase has been collected, which may take up to eight days after the date of purchase. The Fund may suspend the right of redemption or postpone the date upon which redemptions are effected at times when the NYSE is closed, or under any emergency circumstances as determined by the Securities and Exchange Commission (the "Commission").

    If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of a Portfolio to make payment wholly or partly in cash, the Fund may pay the redemption proceeds in whole or in part by a distribution in-kind of securities held by a Portfolio in lieu of cash in conformity with applicable rules of the Commission. Distributions-in-kind will be made in readily marketable securities. Investors may incur brokerage charges on the sale of portfolio securities so received in payment of redemptions.

    To protect your account, the Fund and its agents from fraud, signature guarantees are required for certain redemptions to verify the identity of the person who has authorized a redemption from your account. Please contact the Fund for further information. See "Redemption of Shares" in the Statement of Additional Information.

                              SHAREHOLDER SERVICES

EXCHANGE FEATURES

    You may exchange shares that you own in any Portfolio for shares of any other available portfolio(s) of the Fund (other than the International Equity Portfolio, which is closed to new investors). In exchanging for shares of a portfolio with more than one class, the class of shares you receive in the exchange will be determined in the same manner as any other purchase of shares and will not be based on the class of shares surrendered for the exchange. Consequently, the same minimum initial investment and minimum account size for determining the class of shares received in the exchange will apply. See "Purchase of Shares." Shares of the portfolios may be exchanged by mail or telephone. The privilege to exchange shares by telephone is automatic and made available without shareholder election. Before you make an exchange, you should read the prospectus of the portfolio(s) in which you seek to invest. Because an exchange transaction is treated as a redemption followed by a purchase, an exchange would be considered a taxable event for shareholders subject to tax. The exchange privilege may be modified or terminated by the Fund at any time upon 60-days notice to shareholders.

BY MAIL

    In order to exchange shares by mail, you should include in the exchange request the name, class of shares and account number of your current Portfolio, the names(s) of the portfolio(s) and class(es) of shares into which you intend to exchange shares, and the signatures of all registered account holders. Send the exchange request to Morgan Stanley Institutional Fund, Inc., P.O. Box 2798, Boston, Massachusetts 02208-2798.

BY TELEPHONE

    When exchanging shares by telephone, have ready the name, class of shares and account number of the current Portfolio, the name(s) of the portfolio(s) and class(es) of shares into which you intend to exchange shares, your Social Security number or Tax I.D. number, and your account address. Requests for telephone exchanges received prior to 4:00 p.m. (Eastern Time) are processed at the close of business that same day based on the net asset value of the class of the portfolios involved in the exchange of shares at the close of business. Requests received after 4:00 p.m. are processed the next business day based on the net asset value determined at the close of business on such day. For additional information regarding responsibility for the authenticity of telephoned instructions, see "Redemption of Shares -- By Telephone" above.

TRANSFER OF REGISTRATION

    You may transfer the registration of any of your Portfolio shares to another person by writing to Morgan Stanley Institutional Fund, Inc., P.O. Box 2798, Boston, Massachusetts 02208-2798. As in the case of redemptions, the written request must be received in good order before any transfer can be made. Transferring the registration of shares may affect the eligibility of your account for a given class of the Portfolio's shares and may result in involuntary conversion or redemption of your shares. See "Purchase of Shares" above.

                              VALUATION OF SHARES


    The net asset value per share of a class of shares of each of the Portfolios is determined by dividing the total market value of the Portfolio's investments and other assets attributable to such a class, less any liabilities attributable to such a class, by the total number of outstanding shares of each class of the Portfolio. Net asset value is calculated separately for each class of the Portfolio. Net asset value per share is determined as of the regular close of the NYSE on each day that the NYSE is open for business. Price information on listed securities is taken from the exchange where the security is primarily traded. Securities listed on a U.S. securities exchange for which market quotations are available are valued at the last quoted sale price on the day the valuation is made. Securities listed on a foreign exchange are valued at their closing price. Unlisted securities and listed securities not traded on the valuation date for which market quotations are readily available are valued at a price within a range not exceeding the current asked price nor less than the current bid price. The current bid and asked prices are determined based on the average of the bid and asked prices quoted on such valuation date by reputable brokers.


    Bonds and other fixed income securities are valued according to the broadest and most representative market, which will ordinarily be the over-the-counter market. Net asset value includes interest on fixed income securities, which is accrued daily. In addition, bonds and other fixed income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service are determined without regard to bid or last sale prices, but take into account institutional size, trading in similar groups of securities and any developments related to the specific securities. Securities not priced in this manner are valued at the most recently quoted bid price or, when securities exchange valuations are used, at the latest quoted sale price on the day of valuation. If there is no such reported sale, the latest quoted bid price will be used. Securities purchased with remaining maturities of 60 days or less are valued at amortized cost, if it approximates market value. In the event that amortized cost does not approximate market value, market prices as determined above will be used.

    The value of other assets and securities for which quotations are not readily available (including restricted securities and unlisted foreign securities) and those securities the prices for which it is inappropriate to determine the prices in accordance with the above-stated procedures are determined in good faith at fair value using methods determined by the Board of Directors. For purposes of calculating net asset value per share, all assets and liabilities initially expressed in foreign currencies will be translated into U.S. dollars at the mean of the bid and asked price of such currencies against the U.S. dollar last quoted by any major bank.

    Although the legal rights of Class A and Class B shares will be identical, the different expenses borne by each class will result in different net asset values and dividends for the class. Dividends will differ by approximately the amount of the distribution expense accrual differential among the classes. The net asset value of Class B shares will generally be lower than the net asset value of the Class A shares as a result of the distribution expense charged to Class B shares.

                            PERFORMANCE INFORMATION

    The Fund may from time to time advertise "total return" for each class of the Small Cap Value Equity, Value Equity and Balanced Portfolios. In addition, from time to time the Fund may advertise "yield" for the Global Fixed Income and High Yield Portfolios. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE.

    Each Portfolio may advertise "total return" which shows what an investment in a class of a Portfolio would have earned over a specified period of time (such as one, five or ten years) assuming that all distributions and dividends by the Portfolio were reinvested in the same class on the reinvestment dates during the period. Total return does not take into account any federal or state income taxes that may be payable on dividends and distributions or on redemption. The "yield" of the Global Fixed Income and High Yield Portfolios refers to the income generated by an investment in the Portfolio over a month or 30-day period. This income is then annualized. That is, the amount of income generated by the investment during that 30-day period is assumed income generated each 30-day period for twelve periods, and is shown as a percentage of the investment. The Fund may also include comparative performance information in advertising or marketing the Portfolios' shares, including data from Lipper Analytical Services, Inc., other industry publications, business periodicals, rating service and market indices. For further information concerning these figures, see "Calculation of Yield and Total Return"in the Statement of Additional Information.

    The performance figures for Class B shares will generally be lower than those for Class A shares because of the distribution fee charged to Class B shares.

                   DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

    All income dividends and capital gains distributions for a class of shares will be automatically reinvested in additional shares at net asset value, except that, upon written notice to the Fund or by checking off the appropriate box in the Distribution Option Section on the Account Registration Form, a shareholder may elect to receive income dividends and capital gains distributions in cash.

    Each Portfolio expects to distribute substantially all of its taxable net investment income in the form of quarterly dividends. Net realized capital gains, if any, after reduction for any available tax loss carryforwards will also be distributed annually.

    Undistributed net investment income is included in a Portfolio's net assets for the purpose of calculating net asset value per share. Therefore, on the "ex-dividend" date, the net asset value per share excludes the dividend (i.e., is reduced by the per share amount of the dividend). Dividends paid shortly after the purchase of shares by an investor, although in effect a return of capital, are taxable to shareholders subject to tax.

    Because of the distribution fee and any other expenses that may be attributable to the Class B shares, the net income attributable to and the dividends payable on Class B shares will be lower than the net income attributable to and the dividends payable on Class A shares. As a result, the net asset value per share of the classes of the Portfolios will differ at times. Expenses of the Portfolios allocated to a particular class of shares will be borne on a pro rata basis by each outstanding share of that class.

                                     TAXES

    The following summary of certain federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action.

    No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Portfolio or its shareholders. Accordingly, shareholders are urged to consult their tax advisors regarding specific questions as to federal, state and local income taxes.

    Each Portfolio is treated as a separate entity for federal income tax purposes and is not combined with the Fund's other portfolios. Each Portfolio intends to qualify for the special tax treatment afforded regulated investment companies under Subchapter M of the Code so that the Portfolio will be relieved of federal income tax on that part of its net investment income and net capital gain that is distributed to shareholders.

    Each Portfolio intends to distribute substantially all of its taxable net investment income (including, for this purpose, net short-term capital gain) to shareholders. Dividends from a Portfolio's net investment income are taxable to shareholders as ordinary income, whether received in cash or in additional shares. Such dividends paid by a Portfolio, except the High Yield and Global Equity Portfolios, will generally qualify for the 70% dividends-received deduction for corporate shareholders to the extent of the aggregate qualifying dividend income received by the Portfolio from U.S. corporations. Dividends paid by the High Yield and Global Equity Portfolios will generally not qualify for the 70% dividends-received deduction for corporate shareholders.

    Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) are taxable to shareholders as long-term capital gain, regardless of how long shareholders have held their shares. Each Portfolio will send reports annually to shareholders of the federal income tax status of all distributions made during the preceding year.

    Each Portfolio intends to make sufficient distributions or deemed distributions of its ordinary income and capital gain net income (the excess of short-term and long-term capital gains over short-term and long-term capital loss, including any available capital loss carry-forwards), prior to the end of each calendar year to avoid liability for federal excise tax.

    Dividends and other distributions declared by a Portfolio in October, November or December of any year and payable to shareholders of record on a date in such month will be deemed to have been paid by the Portfolio and received by the shareholders in that year if the distributions are paid by the Portfolio at any time during the following January.

    The Fund may be required to withhold and remit to the U.S. Treasury 31% of any dividends, capital gains distributions and redemption proceeds paid to any individual or certain other non-corporate shareholder (1) who has failed to provide a correct taxpayer identification number (generally an individual's social security number or non-individual's employer identification number) on the Application Form, (2) who is subject to backup withholding by the Internal Revenue Service, or (3) who has not certified to the Fund that such shareholder is not subject to backup withholding. This backup withholding is not an additional tax, and any amounts withheld may be credited against the shareholder's ultimate U.S. tax liability.

    The sale, exchange or redemption of shares will result in taxable gain or loss to the selling, exchanging or redeeming shareholder, depending upon whether the fair market value of the sale, exchange or redemption proceeds exceed or are less than the shareholder's adjusted basis in the sold, exchanged or redeemed shares. If capital gain distributions have been made with respect to shares that are sold at a loss after being held for six months or less, then the loss is treated as a long-term capital loss to the extent of the capital gain distributions.

    Conversion of shares between classes are not taxable events to the shareholder.

    Shareholders are urged to consult with their tax advisors concerning the application of state and local income taxes to investments in a Portfolio, which may differ from the federal income tax consequences described above.

    THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN A PORTFOLIO.

                             PORTFOLIO TRANSACTIONS

    The Adviser selects the brokers or dealers that will execute the purchases and sales of investment securities for each of the Fund's portfolios. The Adviser seeks the best execution of all portfolio transactions. A portfolio may pay higher commission rates than the lowest available when the Adviser believes it is reasonable to do so in light of the value of the research, statistical, and pricing services provided by the broker effecting the transaction.

    It is not the Fund's practice to allocate brokerage or principal business on the basis of sales of shares which may be made through intermediary brokers or dealers. However, the Adviser may, consistent with NASD rules, place portfolio orders with qualified broker-dealers who recommend the applicable portfolio to their clients or who act as agents in the purchase of shares of the portfolio for their clients.

    Subject to the overriding objective of obtaining the best execution of orders, the Fund may use broker-dealer affiliates of the Adviser, including Morgan Stanley, to effect portfolio brokerage transactions under procedures adopted by the Fund's Board of Directors. For such transactions, the commission rates and other remuneration paid to Morgan Stanley or other affiliates must be fair and reasonable in comparison to those of other broker-dealers for comparable transactions involving similar securities being purchased or sold during a comparable time period.

PORTFOLIO TURNOVER

    The Portfolios generally do not invest for short-term trading purposes, however, when circumstances warrant, each Portfolio may sell investment securities without regard to the length of time they have been held. Market conditions in a given year could result in a higher or lower portfolio turnover rate than expected and the Portfolios will not consider portfolio turnover rate a limiting factor in making investment decisions consistent with their respective objectives and policies. For the fiscal year ended December 31, 1996, the Global Fixed

Income and High Yield Portfolios had portfolio turnover rates of 258% and 117%, respectively. As portfolio turnover increases, the Portfolios may expect to pay correspondingly increased brokerage and trading costs. In addition to transaction costs, higher portfolio turnover may result in the realization of capital gains. As discussed under "Taxes," to the extent net short-term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes.

                              GENERAL INFORMATION

DESCRIPTION OF COMMON STOCK

    The Fund was organized as a Maryland corporation on June 16, 1988. The Articles of Incorporation, as amended and restated, permit the Fund to issue up to 35 billion shares of common stock, with $.001 par value per share. Pursuant to the Fund's Articles of Incorporation, the Board of Directors may increase the number of shares the Fund is authorized to issue without the approval of the shareholders of the Fund. The Board of Directors has the power to designate one or more classes of shares of common stock and to classify and reclassify any unissued shares with respect to such classes. The shares of common stock of each portfolio are currently classified into two classes, the Class A shares and the Class B shares, except for the International Small Cap, Money Market and Municipal Money Market Portfolio which offer only Class A shares.

    The shares of each Portfolio, when issued, will be fully paid, nonassessable, fully transferable and redeemable at the option of the holder. The shares have no preference as to conversion, exchange, dividends, retirement or other features and have no pre-emptive rights. The shares of each Portfolio have non-cumulative rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to "control" (as that term is defined in the 1940 Act) such Portfolio. Under Maryland law, the Fund is not required to hold an annual meeting of its shareholders unless required to do so under the 1940 Act.

REPORTS TO SHAREHOLDERS

    The Fund will send to its shareholders annual and semi-annual reports; the financial statements appearing in annual reports are audited by independent accountants. Monthly unaudited portfolio data are also available from the Fund upon request.

    In addition, the Adviser or its agent, as Transfer Agent, will send to each shareholder having an account directly with the Fund a monthly statement showing transactions in the account, the total number of shares owned, and any dividends or distributions paid.

CUSTODIAN

    Chase is the Fund's custodian for domestic and certain foreign assets. Chase is not an affiliate of the Adviser or the Distributor. Morgan Stanley Trust Company, Brooklyn, New York ("MSTC"), an affiliate of the Adviser and the Distributor, acts as the Fund's custodian for assets held outside the United States and employs subcustodians approved by the Board of Directors of the Fund in accordance with regulations of the Securities and Exchange Commission for the purpose of providing custodial services for such assets. MSTC may also hold certain domestic assets for the Fund. For more information on the custodians, see "General Information -- Custody Arrangements" in the Statement of Additional Information.

DIVIDEND DISBURSING AND TRANSFER AGENT

    Chase Global Funds Services Company, 73 Tremont Street, Boston, Massachusetts 02108-3913, acts as Dividend Disbursing and Transfer Agent for the Fund.

INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP serves as independent accountants for the Fund and audits its annual financial statements.

LITIGATION

    The Fund is not involved in any litigation.

                                   APPENDIX A
                     DESCRIPTION OF CORPORATE BOND RATINGS

MOODY'S INVESTORS SERVICE CORPORATE BOND RATINGS:

    Aaa -- Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

    Moody's applies numerical modifiers 1, 2 and 3 in the Aa and A rating categories. The modifier 1 indicates that the security ranks at a higher end of the rating category, modifier 2 indicates a mid-range rating and the modifier 3 indicates that the issue ranks at the lower end of the rating category.

    A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

    B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

    Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

    Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

    C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

STANDARD & POOR'S RATINGS GROUP CORPORATE BOND RATINGS:

    AAA -- Bonds rated AAA have the highest rating assigned by Standard & Poor's to a debt obligation and indicate an extremely strong capacity to pay principal and interest.

    AA -- Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only to a small degree.

    A -- Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

    BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

    BB, B, CCC, CC -- Debt rated BB, B, CCC and CC is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

    C -- The rating C is reserved for income bonds on which no interest is being paid.

    D -- Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears.


   MORGAN STANLEY INSTITUTIONAL FUND, INC.
          SMALL CAP VALUE EQUITY, VALUE EQUITY, BALANCED, GLOBAL FIXED INCOME AND HIGH YIELD PORTFOLIOS
           P.O. BOX 2798, BOSTON, MA 02208-2798

                                                   ACCOUNT REGISTRATION FORM

ACCOUNT INFORMATION
Fill in where applicable

If you need assistance in filling out this form for the Morgan Stanley Institutional Fund, please contact your Morgan Stanley representative or call us toll free 1-800-548-7786. Please print all items except signature, and mail to the Fund at the address above.


A)  REGISTRATION

    1. INDIVIDUAL

       First Name    Initial         Last Name

    2. JOINT TENANTS
       (RIGHTS OF SURVIVORSHIP PRESUMED UNLESS TENANCY IN COMMON IS INDICATED)

       First Name    Initial         Last Name
       First Name    Initial         Last Name

    3. CORPORATIONS, TRUSTS AND OTHERS
       Please call the Fund for additional documents that may be required to set up account and to authorize transactions.

       Type of Registration:   / / INCORPORATED    / / UNINCORPORATED    / / PARTNERSHIP   / / UNIFORM GIFT/TRANSFER TO MINOR
                                                       ASSOCIATION                             (ONLY ONE CUSTODIAN AND MINOR
                                                                                               PERMITTED)

      / / TRUST ________________________  / / OTHER (Specify) ________________________


B)  MAILING ADDRESS
    Please fill in completely, including telephone number(s).

    / / United States Citizen  / / Resident Alien
    Street or P.O. Box
    City                    State                   Zip
    Home Telephone No.                   Business Telephone No.
    / / Non-Resident Alien:
    Permanent Address (Where you reside permanently for tax purposes)
    Street Address
    City                    Country
    Postal Code
    Home Telephone No.                   Business Telephone No.
    Current Mailing Address (If different from Permanent Address)
    Street Address
    City                    Country
    Postal Code
    Home Telephone No.                   Business Telephone No.


C)  TAXPAYER IDENTIFICATION NUMBER
    Enter your Taxpayer Identification Number. For most individual taxpayers, this is your Social Security Number.

    1. INDIVIDUAL

       TAXPAYER IDENTIFICATION NUMBER ("TIN")    OR       SOCIAL SECURITY NUMBER ("SSN")

    2. JOINT TENANTS (RIGHTS OF SURVIVORSHIP PRESUMED UNLESS  TENANCY IN COMMON IS INDICATED)
       For Custodian account of a minor (Uniform Gifts/Transfers to Minor Acts), give the Social Security Number of the minor

                            TIN                  OR       SSN

                            TIN                  OR       SSN


                                                      IMPORTANT TAX INFORMATION

       You (as a payee) are required by law to provide us (as payer) with your correct TIN(s) or SSN(s). Accounts that have a missing or incorrect TIN(s) or SSN(s) will be subject to backup withholding at a 31% rate on dividends, distributions and other payments. If you have not provided us with your correct TIN(s) or SSN(s), you may be subject to a $50 penalty imposed by the Internal Revenue Service.

       Backup withholding is not an additional tax; the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

       You may be notified that you are subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code because you have underreported interest or dividends or you were required to, but failed to, file a return which would have included a reportable interest or dividend payment.


D)  PORTFOLIO AND CLASS SELECTION
    (Class A shares minimum $500,000 for each Portfolio and Class B shares minimum $100,000 for each Portfolio. Please indicate
    Portfolio, class and amount.

    For Purchase of the following Portfolio(s):
    Small Cap Value Equity Portfolio   / / Class A Shares $___  / / Class B Shares $___
    Value Equity Portfolio             / / Class A Shares $___  / / Class B Shares $___
    Balanced Portfolio                 / / Class A Shares $___  / / Class B Shares $___
    Global Fixed Income Portfolio      / / Class A Shares $___  / / Class B Shares $___
    High Yield Portfolio               / / Class A Shares $___  / / Class B Shares $___
                                                Total Initial Investment $_____________


E)  METHOD OF INVESTMENT
    Please indicate portfolio, manner of payment.

    Payment by:
    / / Check (MAKE CHECK PAYABLE TO MORGAN STANLEY INSTITUTIONAL FUND, INC.--PORTFOLIO NAME)
    / / Exchange $ ______________ From _________________
                                       Name of Portfolio                                  Account No.
    / / Account previously established by:  / / Phone exchange  / / Wire on _________
                                                                                 Date     Account No.       (Check
                                                                                         (Previously         Digit)
                                                                                          assigned by
                                                                                          the Fund)


F)  DISTRIBUTION OPTION

    Income dividends and capital gains distributions (if any) to be reinvested in additional shares unless either box below is checked.
    / / Income dividends to be paid in cash, capital gains distributions (if any) in shares.
    / / Income dividends and capital gains distributions (if any) to be paid in cash.


G)  TELEPHONE REDEMPTION AND EXCHANGE OPTION

    Please select at time of initial application if you wish to redeem or exchange shares by telephone. A SIGNATURE GUARANTEE IS
    REQUIRED IF BANK ACCOUNT IS NOT REGISTERED IDENTICALLY TO YOUR FUND ACCOUNT.

    TELEPHONE REQUESTS FOR REDEMPTIONS OR EXCHANGE WILL NOT BE HONORED UNLESS THE BOX IS CHECKED.

    / / I/we hereby authorize the Fund and its agents to honor any telephone requests to wire redemption proceeds to the commercial bank indicated at right and/or mail redemption proceeds to the name and address in which my/our fund account is registered if such requests are believed to be authentic.

        The Fund and the Fund's Transfer Agent will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include requiring the investor to provide certain personal identification information at the time an account is opened and prior to effecting each transaction requested by telephone. In addition, all telephone transaction requests will be recorded and investors may be required to provide additional telecopied written instructions of transaction requests. Neither the Fund nor the Transfer Agent will be responsible for any loss, liability, cost or expense for following instructions received by telephone that it reasonably believes to be genuine.


     __________________________________________                  ________________
     Name of COMMERCIAL Bank (Not Savings Bank)                  Bank Account No.

                                                                 ________________
                                                                 Bank ABA No.

    _____________________________________________________________________________
                       Name(s) in which your Bank Account is Established

    _____________________________________________________________________________
                                Bank's Street Address

    _____________________________________________________________________________
    City                                State                         Zip


 H)  INTERESTED PARTY  OPTION

     In addition to the account statement sent to my/our registered address, I/we hereby authorize the Fund to mail duplicate statements to the name and address provided at right.

    _____________________________________________________________________________
                                         Name

    _____________________________________________________________________________

    _____________________________________________________________________________
                                        Address

    _____________________________________________________________________________
    City                                State                         Zip Code


I)  DEALER INFORMATION

    ___________________              __________________              ___________
    Representative Name              Representative No.              Branch  No.


J)  SIGNATURE OF ALL HOLDERS AND TAXPAYER CERTIFICATION

    The undersigned certify that I/we have full authority and legal capacity to purchase and redeem shares of the Fund and affirm that I/we have received a current Prospectus of the Morgan Stanley Institutional Fund, Inc. and agree to be bound by its terms.

       BY SIGNING THIS APPLICATION, I/WE HEREBY CERTIFY UNDER PENALTIES OF PERJURY THAT THE INFORMATION ON THIS APPLICATION IS
    COMPLETE AND CORRECT AND THAT AS REQUIRED BY FEDERAL LAW (PLEASE CHECK APPLICABLE BOXES BELOW):

    / / U.S. CITIZEN(S)/TAXPAYER(S):

       / / I/WE CERTIFY THAT (1) THE NUMBER(S) SHOWN ABOVE ON THIS FORM IS/ARE THE CORRECT SSN(S) OR TIN(S) AND (2) I/WE ARE NOT
           SUBJECT TO ANY BACKUP WITHHOLDING EITHER BECAUSE (A) I/WE ARE EXEMPT FROM BACKUP WITHHOLDING; (B) I/WE HAVE NOT BEEN
           NOTIFIED BY THE INTERNAL REVENUE SERVICE ("IRS") THAT I/WE ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE
           TO REPORT ALL INTEREST OR DIVIDENDS; OR (C) THE IRS HAS NOTIFIED ME/US THAT I AM/WE ARE NO LONGER SUBJECT TO BACKUP
           WITHHOLDING.

       / / IF NO TIN(S) OR SSN(S) HAS/HAVE BEEN PROVIDED ABOVE, I/WE HAVE APPLIED, OR INTEND TO APPLY, TO THE IRS OR THE SOCIAL
           SECURITY ADMINISTRATION FOR A TIN OR A SSN AND I/WE UNDERSTAND THAT IF I/ WE DO NOT PROVIDE EITHER NUMBER TO CHASE
           GLOBAL FUNDS SERVICES COMPANY ("CGFSC") WITHIN 60 DAYS OF THE DATE OF THIS APPLICATION OR IF I/WE FAIL TO FURNISH
           MY/OUR CORRECT SSN(S) OR TIN(S), I/WE MAY BE SUBJECT TO A PENALTY AND A 31% BACKUP WITHHOLDING ON DISTRIBUTIONS AND
           REDEMPTION PROCEEDS. (PLEASE PROVIDE EITHER NUMBER ON IRS FORM W-9). YOU MAY REQUEST SUCH FORM BY CALLING CGFSC AT
           800-282-4404.

       / / NON-U.S. CITIZEN(S)/TAXPAYER(S)
           UNDER PENALTIES OF PERJURY, I/WE CERTIFY THAT I/WE ARE NOT U.S. CITIZENS OR RESIDENTS AND I/WE ARE EXEMPT FOREIGN
           PERSONS AS DEFINED BY THE INTERNAL REVENUE SERVICE.

    THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
    REQUIRED TO AVOID BACKUP WITHHOLDING.

Sign Here >

(X)                                                  (X)
________________________________________________     ____________________________________________________________
Signature                             Date           Signature (if joint account, both must sign)      Date

-------------------------------------------
-------------------------------------------
-------------------------------------------
-------------------------------------------

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR THE DISTRIBUTOR TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                           --------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
Fund Expenses.....................................    2
Financial Highlights..............................    4
Prospectus Summary................................   10
Investment Objectives and Policies................   14
Additional Investment Information.................   19
Investment Limitations............................   24
Management of the Fund............................   25
Purchase of Shares................................   28
Redemption of Shares..............................   33
Shareholder Services..............................   35
Valuation of Shares...............................   36
Performance Information...........................   37
Dividends and Capital Gains Distributions.........   37
Taxes.............................................   38
Portfolio Transactions............................   39
General Information...............................   40
Account Registration Form


                        SMALL CAP VALUE EQUITY PORTFOLIO
                             VALUE EQUITY PORTFOLIO
                               BALANCED PORTFOLIO
                         GLOBAL FIXED INCOME PORTFOLIO
                              HIGH YIELD PORTFOLIO

                               PORTFOLIOS OF THE
                                 MORGAN STANLEY
                            INSTITUTIONAL FUND, INC.

                                  Common Stock
                               ($.001 PAR VALUE)

                                 -------------
                                   PROSPECTUS
                                 -------------

                               Investment Adviser
                                 Morgan Stanley
                             Asset Management Inc.


                                  Distributor
                              Morgan Stanley & Co.
                                  Incorporated

                                 MORGAN STANLEY
                            INSTITUTIONAL FUND, INC.
                      P.O BOX 2798, BOSTON, MA 02208-2798


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